SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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NIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

Notice of 2016 Annual Meeting of Stockholders

Time and Date:	10:00 a.m., Central Daylight Time, on Tuesday, May 3, 2016

Place:	Embassy Suites by Hilton Kansas City/Olathe 10401 S Ridgeview Rd, Olathe, KS 66061

Items of Business:

●	To elect the director nominees of NIC Inc. (the “Company”) as directors;

●	To consider and cast an advisory vote in favor of the compensation paid to the Company’s named executive officers as disclosed in these materials;

●	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016; and

●	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Record Date:	You can vote if you were a stockholder of record at the close of business on March 4, 2016.

Materials to Review:
We are distributing our proxy materials to our stockholders primarily via the Internet under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”). This approach saves printing and mailing costs and reduces the environmental impact of our Annual Meeting, while providing a convenient way to access the materials and vote. On March 18, 2016, we mailed a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on March 4, 2016, containing instructions about how to access our proxy materials and vote online or vote by telephone.

Proxy Voting:
Important. Please review the instructions on each of your voting options described in this Proxy Statement and in the notice you received by mail. Whether or not you plan to attend the Annual Meeting, please vote your shares at your earliest convenience.

By Order of the Board of Directors

William Van Asselt
General Counsel
March 18, 2016

i

ii

NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

PROXY STATEMENT
FOR
2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

NIC Inc. (“NIC” or the “Company” or “we”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 3, 2016 at 10:00 a.m., local time, and at any adjournment or postponement thereof.  These materials were first sent or made available to stockholders on March 18, 2016.  You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).  The Annual Meeting will be held at Embassy Suites by Hilton Kansas City/Olathe, 10401 S Ridgeview Rd, Olathe, KS 66061.

What is included in these materials?

These materials include:

●	This Proxy Statement for the Annual Meeting; and

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 23, 2016 (the “Annual Report”).

If you requested printed versions by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

 What are the Board’s recommendations?

The Board recommends that you vote your shares:

1.             “FOR” each of the nominees named herein for director (Proposal No. 1);

2.	“FOR” the approval on an advisory basis of the compensation paid to the Company’s named executive officers, as disclosed in these proxy materials (Proposal No. 2); and

3.	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal No. 3).

Where are the Company's principal executive offices located, and what is the Company’s main telephone number?

           The Company’s principal executive offices are located at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.  The Company’s main telephone number is (877) 234-3468.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders.  Accordingly, the Company is sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders.  This procedure reduces the Company’s printing and mailing costs, and the environmental impact of the Company’s annual meetings.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, stockholders may write or call the Company at the following address and telephone number:

NIC Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(877) 234-3468

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

If you and other residents at your address have been receiving multiple copies of the Notice and, if applicable, our Annual Report to Stockholders and Proxy Statement, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View on the Internet the Company’s proxy materials for the Annual Meeting; and

●	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at      www.egov.com/investor-relations.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Your vote is very important.

You can vote your shares at the Annual Meeting if you are present in person or represented by proxy.

Who can vote?

Stockholders of record as of the close of business on March 4, 2016 (also referred to as the Record Date) are entitled to vote. On that date, approximately 66,516,702 shares of Common Stock were outstanding and eligible to vote.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each share of Common Stock owned by you at the close of business on the Record Date.

What is the difference between a stockholder of record and a beneficial owner?

Most NIC stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by NIC.  If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer or similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote your shares.  Those instructions are contained in a “voting instruction form.”  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.  As a beneficial owner, you are also invited to attend the Annual Meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee and present it to the inspectors of election at the Annual Meeting with your ballot.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

Internet Voting.  You may vote by proxy via the Internet by following the instructions provided in the Notice.

Telephone Voting.  If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

Voting By Mail.  If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Voting in Person.  You may vote in person at the Annual Meeting.  The Company will give you a ballot when you arrive.

Proxies submitted over the Internet or by telephone must be received by the deadline set forth on the proxy card. In order to ensure they are voted at the Annual Meeting, proxies submitted by mail must be received by the Company prior to May 3, 2016.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

Internet Voting.  You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice.

Telephone Voting.  If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form.

Voting By Mail.  If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

Voting in Person.  If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee.  Please contact your broker, bank, or other nominee for instructions regarding obtaining a legal proxy.

What is the quorum requirement for the Annual Meeting?

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business.  This is called a quorum.  Your shares will be counted for purposes of determining whether there is a quorum if you:

●	Are entitled to vote and you are present in person at the Annual Meeting; or

●	Have properly voted on the Internet, by telephone or by submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received in time for the Annual Meeting in accordance with applicable deadlines will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

●
Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspectors of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a “broker non-vote.”

What ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 (Proposal No. 3) is a matter considered routine under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of directors (Proposal No. 1) and the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1 and No. 2.

What vote is required to approve each of the proposals?

With respect to the election of directors (Proposal No. 1), directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting and the director nominees who receive the most votes will be elected.

Approval of Proposals No. 2 (advisory vote on executive compensation) and No. 3 (ratification of independent registered public accounting firm) require the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present.

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected.  Because there is no minimum vote required for the election of directors, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Abstentions are counted in determining the total number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will have the same effect as a vote against: (i) the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; and (ii) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.  Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.

What is the effect of the advisory vote?

The vote of the stockholders regarding the compensation of our named executive officers as disclosed in these materials is an advisory vote, and the results will not be binding on the Board of Directors or the Company.  However, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when making future executive compensation decisions.

Can I change my vote after I have voted?

Yes, you may revoke your prior proxy and change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date prior to the applicable deadline, or by attending the Annual Meeting and voting in person.  However, your attendance at the Annual Meeting will not automatically revoke your prior proxy, unless you properly vote at the Annual Meeting.  In addition, you may specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, a written notice of revocation prior to the date of the Annual Meeting.

Who are the proxies who will vote my shares at the Annual Meeting if I timely return my proxy card?

The Company has designated Harry H. Herington, the Company’s Chairman of the Board and Chief Executive Officer, and Stephen M. Kovzan, the Company’s Chief Financial Officer, with full power of substitution, to vote the authorized proxies during the Annual Meeting.

Is my vote confidential?

It is the Company’s policy to maintain the confidentiality of proxy cards, ballots, and voting tabulations that identify individual stockholders, except they may be disclosed to officers, directors, authorized employees, and retained advisors to the Company, and where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting.  If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies.  The Company has retained Broadridge Investor Communication Services to assist in the distribution of proxy materials and tally the vote.  NIC may supplement the proxy solicitations by additional communications, which may include communications by mail, fax, telephone or personal delivery or by otherwise furnishing such communications to stockholders on the Internet, but no additional compensation will be paid to directors, officers or employees for such solicitation.  The Company will request brokers, banks and other nominees who hold shares of NIC common stock in their names to furnish the Notice and, if requested, printed proxy materials, to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Who can help answer my questions?

If you have any questions about the matters proposed in this Proxy Statement or the procedures for voting your shares, you should contact:

NIC Inc.
Attention: Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(877) 234-3468

_________________

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
_________________

NIC’s business and affairs are managed under the direction of the Board of Directors.  Currently, there are nine directors:  Harry H. Herington; Art N. Burtscher; Venmal (Raji) Arasu; Karen S. Evans; Ross C. Hartley; C. Brad Henry; Alexander C. Kemper; William M. Lyons; and Pete Wilson.  All of the directors are standing for election and their biographies appear on pages 22 to 25.

Corporate Governance Principles and Best Practices and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Principles and Best Practices (“Principles and Best Practices”) that address the practices of the Board and, together with the Company’s Certificate of Incorporation, Bylaws and Board Committee charters, provide the framework for governance of NIC.  The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, directors and officers, including the Chief Executive Officer and the Chief Financial Officer.

The Principles and Best Practices are available on the Company’s website at http://www.egov.com/investor-relations/governance-principles and the Code of Business Conduct and Ethics are available on the Company’s website at http://www.egov.com/investor-relations/code-of-business-conduct-and-ethics.

If you would like to receive a paper copy of the Principles and Best Practices or the Code of Business Conduct and Ethics by mail, send your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.  The Company intends to disclose any changes in or waivers from its Code of Business Conduct and Ethics by posting such information on its website or by filing a Form 8-K with the SEC, as required.

Meetings of the Board

In 2015, the NIC Board of Directors had five regularly scheduled meetings and four special meetings, for a total of nine meetings. Each of the Company’s directors attended 80% or more of the Board and committee meetings to which the director was assigned that were held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). The directors, in the aggregate, attended approximately 92% of the Board meetings during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member).  In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors.  The Board has access to management at all times.  Directors standing for election are encouraged to attend the Annual Meeting of Stockholders.  All directors standing for election at the 2015 Annual Meeting of Stockholders attended the meeting in person or by phone.

Independence

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ Stock Market (“NASDAQ”) and the criteria set forth in NIC’s Code of Business Conduct and Ethics and Principles and Best Practices.  These standards include evaluating material relationships with NIC, if any, to the best of each director’s knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships.  Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that all of the directors, except Mr. Herington, are independent as required by applicable laws and regulations, by the listing standards of NASDAQ and by NIC’s Principles and Best Practices and that Governor Evans was independent under such standards while serving as a director of the Company during a portion of fiscal year 2015.  The Board has also assessed the independence of the members of the Audit, Compensation, and Corporate Governance and Nominating Committees based on applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices and has found all members of those committees to be independent.  The Board’s findings are included in the discussion of the committees below.

In determining the independent directors, the Board considered the fact that Ms. Arasu is employed by Intuit, Inc. in a non-executive officer position. The Company currently derives a de minimis portion of its revenues from state income tax return filing services that may from time to time be considered in competition with Intuit and is winding down a business relationship with Intuit whereby Intuit processes certain ACH payments on behalf of the Company for approximately $340,000 per year in payments from the Company to Intuit. The Board determined that this employment relationship does not interfere with Ms. Arasu's exercise of independent judgment in carrying out her responsibilities as an independent director of the Company during the 2016 fiscal year.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

NIC Inc.
Board of Directors [or committee name or director’s name, as appropriate]
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Also, stockholders can contact the Board of Directors at board@egov.com.

NIC will forward all such stockholder correspondence to the Board, committee or individual director, as appropriate.  This process has been approved by the independent directors of NIC.

Board Leadership Structure

Harry H. Herington serves as the Company’s Chairman of the Board and Chief Executive Officer.  Art N. Burtscher serves as the Lead Independent Director.  The Board believes that combining the positions of Chairman of the Board and Chief Executive Officer and having a Lead Independent Director provide an efficient and effective leadership model for the Company, combining clarity on strategy and decision-making with effective independent oversight.  The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Company and provides a single leader to guide the Company in executing the Company’s business strategy.  The Board does not believe that the Board’s independence is compromised by having a single person serve as Chairman of the Board and Chief Executive Officer.  The Board believes that having a Lead Independent Director ensures that a strong, independent director leads the Board’s independent directors and is a single point of contact for the Chairman on most routine board items, especially between meetings.  The Board believes this structure avoids the management issues that often arise when the Chairman of the Board and Chief Executive Officer duties are separated.  Further, a Lead Independent Director helps facilitate dialogue between the Board and stockholders by specifically identifying an independent director available for consultation and communication.

Pursuant to the Company’s Bylaws, the Chairman of the Board is responsible for presiding over all meetings of the Board of Directors and performs such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Bylaws or by the Board or which he believes are appropriate.  The Lead Independent Director’s powers, duties and responsibilities established by the Board include the following:  (a) calling and presiding at executive sessions of the Board at which only independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the  independent directors; (b)  presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (c) having the authority to call meetings of the independent directors; (d) serving as liaison between the Chairman of the Board and the independent directors; (e) reviewing and/or supplementing materials sent to the Board that are initially prepared by or under the direction of the Chairman of the Board; (f) reviewing and/or supplementing meeting agendas for the Board that are initially prepared by or under the direction of the Chairman of the Board; (g) reviewing meeting schedules that are initially prepared by or under the direction of the Chairman of the Board in order to assure that there is sufficient time for discussion of all agenda items; (h) making recommendations to the Board regarding the structure of Board meetings; (i) recommending matters for consideration by the Board; (j) if requested by major stockholders, ensuring availability for consultation and direct communication as an independent point of contact; (k) collaborating with the Chairman of the Board on recommending tasks to be assigned to the appropriate committees; (l) with the approval of the Corporate Governance and Nominating Committee, overseeing the annual evaluation of the Board and its committees; (m) having the right to engage legal, financial and other advisers to represent the independent directors; (n) mentoring new independent directors; (o) with the approval of the Corporate Governance and Nominating Committee, making certain the CEO development and succession planning process is robust; (p) evaluating the Board education program; and (q) collaborating with the Chairman in facilitating consensus among Board members on key issues.

Risk Oversight

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company’s risks, including reviewing with management significant risk exposures potentially facing the Company and the policies and steps implemented by management to identify, assess, manage and monitor such exposures.  The Company’s Compensation Committee, consisting solely of independent directors, is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and reporting to the Audit Committee and the Board.  The Board is regularly informed through committee reports regarding the Company’s risks, and reviews and discusses such risks in overseeing the Company’s business strategy and operations.

Committees of the Board

As described below, there are three standing committees of the Board.  Each committee’s responsibilities, including those responsibilities delegated to such committee by the Board, are governed by a charter that is available on the Company’s website at http://www.egov.com/investor-relations, or by sending your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

The table below shows the members of each Committee of the Board:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Art N. Burtscher, Chairman	Alexander C. Kemper, Chairman	William M. Lyons, Chairman
Karen S. Evans	Venmal (Raji) Arasu	Venmal (Raji) Arasu
Alexander C. Kemper	Art N. Burtscher	Karen S. Evans
William M. Lyons	C. Brad Henry	C. Brad Henry
	Pete Wilson	Pete Wilson

The Audit Committee

The Audit Committee oversees management’s responsibility for the integrity of the Company’s accounting and financial reporting and systems of internal controls.  The Committee also oversees the performance of the Company’s independent registered public accounting firm and the Company’s compliance with legal and regulatory requirements.  In addition, the Committee has the responsibility to oversee the assessment and management of the Company’s risks.  The Audit Committee met five times during 2015.  The report of the Audit Committee is included in this Proxy Statement starting on page 19.

The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.  The Board of Directors has determined that at least one member of the Committee, Mr. Burtscher, qualifies as an “audit committee financial expert.”

The Compensation Committee

The Compensation Committee is responsible for the establishment and oversight of the Company’s executive compensation program.  The Committee also has responsibility for general oversight of the Company’s compensation policies and practices for all employees, particularly with respect to how such policies relate to the achievement of Company business goals and the Company’s management of risk.  It is the responsibility of the Committee to review, recommend and approve changes to the Company’s compensation policies and benefits programs and to otherwise ensure that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.  The Committee establishes the compensation levels of the Company’s Chief Executive Officer and the Company’s other executive officers, and reviews and makes recommendations to the Board regarding the level and form of the Company’s director compensation.  The Committee also administers the Company’s stock plans, including the 2014 Amended and Restated Stock Compensation Plan (the “2014 Stock Compensation Plan”) and the Amended and Restated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).  The Committee also administers the NIC Inc. Executive Incentive Plan.  Finally, the Committee performs other duties related to compensation that the Board from time to time may assign.  The Compensation Committee held five meetings in 2015.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.

The Compensation Committee may delegate any of its responsibilities to sub-committees and may delegate day-to-day administration of incentive and employee benefit plans to appropriate Company personnel.  In addition, upon occasion, matters have been escalated from the Compensation Committee to the full Board of Directors for action when permitted under applicable SEC and NASDAQ rules and regulations.  The executive officers receive assignments from the Compensation Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization.  The Compensation Committee also tasks the executive team with the first, and subsequent, drafts of the executive compensation plan each year and with drafting revisions based upon Committee guidance.

The Compensation Committee has reviewed, with management, the design and operation of the Company’s compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and maximum caps on performance based pay for the Executive Leadership Team (as defined below), and has evaluated the relationship between the Company’s risk management and these arrangements.  The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The Committee has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.  Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to applicable NASDAQ and SEC rules, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.  The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under applicable SEC rules regarding conflicts of interest with respect to such advisors.

In December 2012 and November 2015, as further discussed below, the Compensation Committee, with the assistance of the executive team, engaged Semler Brossy Consulting Group, LLC (“SBCG”) to assess the Company’s management compensation structure, including executive compensation, for future periods and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics.  SBCG undertook a similar analysis in December 2013 with respect to the compensation of the Company’s non-employee directors.  As required under applicable SEC rules, the Company reviewed the relationships among SBCG and the Company’s directors and executive officers in order to assess whether the work performed by SBCG raised any conflicts of interest.  The Company did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met six times in 2015.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.  The Committee focuses on two primary areas: corporate governance and nomination of directors.

The Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company.  The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in NIC’s Principles and Best Practices, which can be found on the Company’s website.  The Committee also oversees the Company’s stock ownership guidelines for non-employee directors and certain executive officers.

Nomination of Directors

The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors.  In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, stockholders, self-nominated individuals and a third-party search firm, which assists the Committee in identifying and evaluating potential nominees and arranges for Board interviews of several solicited candidates.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis.  A discussion of factors that the Committee may consider is included under “Election of Directors” in this Proxy Statement beginning on page 21.

The Committee will consider Board nominees recommended by stockholders who provide the recommendation in accordance with the procedures in the Bylaws for stockholder nominations of directors.  The Committee intends to apply the same standards in considering candidates submitted by stockholders and self-nominated individuals as it does in evaluating candidates submitted by members of the Board of Directors and members of management.

The Bylaws require that a stockholder who wishes to nominate an individual for election as a director at the Company’s 2017 Annual Meeting of Stockholders must give the Company advance written notice no earlier than 120 days and no later than 90 days prior to the anniversary date of this year’s Annual Meeting.  Accordingly, notice of any director nomination that a stockholder intends to present at the Company’s 2017 Annual Meeting must be received at the Company’s principal executive offices not earlier than January 3, 2017 and not later than February 2, 2017.  The Bylaws also require a stockholder who wishes to nominate an individual or him or herself for election as a director to provide certain specified information.  This specified information includes, among other things, certain information about the stockholder and certain information about the nominee, such as the nominee’s name, address, principal occupation, relationship with the nominating stockholder, a completed questionnaire and the nominee’s written consent to being named a nominee and to serve as a director if elected.

Stockholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Notice of any director nominations for this year’s Annual Meeting must have been received no earlier than January 6, 2016 and no later than February 5, 2016.  NIC did not receive any stockholder nominations of directors within this timeframe.

The Board has determined that a majority of the Board members are independent directors.  Each nominee for director is an existing director standing for re-election.

Involvement in Certain Legal Proceedings

In connection with a settlement with the SEC in 2011 resolving its investigation related to the reimbursement and disclosure by the Company of expenses to Jeffery S. Fraser, the Company’s former Chairman of the Board and Chief Executive Officer, the Company and Harry H. Herington, Chairman of the Board and Chief Executive Officer, consented to a permanent injunction against future violations of certain provisions of the federal securities laws and SEC rules which are set forth in exhibits to the Current Report on Form 8-K filed by the Company with the SEC on January 12, 2011 describing the settlement.

_________________

DIRECTOR COMPENSATION
_________________

In December 2013, the Compensation Committee engaged SBCG to update its assessment of director compensation.  The Committee engaged SBCG primarily because of its familiarity with the Company’s business and organizational context.  For this study, SBCG used the same peer group of companies that it used when the Compensation Committee engaged SBCG for an executive compensation study in December 2012. However, since December 2012, two of the 19 peer group companies were acquired, resulting in 17 companies used for this analysis. The 17 members of the peer group were as follows:

ACI Worldwide, Inc. (ACIW)	Liquidity Service, Inc. (LQDT)
Blackbaud Inc. (BLKB)	LivePerson Inc. (LPSN)
Bottomline Technologies, Inc. (EPAY)	Move Inc. (MOVE)
CoStar Group Inc. (CSGP)	Open Table, Inc. (OPEN)
DealerTrack Holdings Inc. (TRAK)	Perficient Inc. (PRFT)
Dice Holdings Inc. (DHX)	Tyler Technologies Inc. (TYL)
EPIQ Systems Inc.(EPIQ)	Vocus Inc. (VOCS)
Higher One Holdings, Inc. (ONE)	XO Group Inc. (XOXO)
j2 Global, Inc. (JCOM)	(formerly Knot Inc. (KNOT))

SBCG determined that director cash compensation levels were generally competitive; however, equity, and by extension, total compensation levels were low compared to the peer group median. In addition, although general committee compensation was, on the whole, competitive to market, Compensation Committee pay – for both members and the chairman – was low compared to market, as requirements of compensation committees have intensified in recent years, largely driven by Say on Pay and related regulations.  Finally, the four-year vesting period for annual restricted stock grants to all independent directors was long relative to competitive practice. Based on the results of the study, the Compensation Committee approved the Company’s current compensation program for directors effective in May 2014.

Under the Company’s current director compensation program, directors are entitled to the following cash compensation:  (1) an annual cash retainer of $35,000, (2) an annual cash retainer premium for committee chairs of $10,000 for the Audit Committee, $7,500 for the Compensation Committee and $5,000 for the Corporate Governance and Nominating Committee, (3) an annual cash retainer premium for committee members of $5,000 for the Audit Committee, $3,750 for the Compensation Committee and $2,500 for the Corporate Governance and Nominating Committee, and (4) an annual cash retainer premium of $10,000 for the Lead Independent Director.  New directors receive a prorated retainer for the portion of the year served on the Board until the next Annual Meeting of Stockholders.  From an equity compensation standpoint, the Company’s Board compensation program provides for an annual grant of service-based restricted stock with a grant date fair value of $90,000, which vests after one year.  The ratio of equity to cash compensation is approximately 70% to 30%, which is in line with SBCG’s recommendation of a preponderance of total value coming from equity compensation.

Upon first joining the Board, any new director will receive an award of restricted stock with an equivalent fair market value of $25,000 on the date of the award, which vests after one year.  Directors are entitled to cash dividends on shares of unvested restricted stock (including initial and annual share grants) in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.

Directors who are also executive officers of the Company do not receive compensation for service on the Board of Directors.  Therefore, Mr. Herington is not listed in the Director Compensation table below.

All directors are eligible to participate in the Company’s 2014 Stock Compensation Plan.  Non-employee directors are not eligible to participate in the Company’s Employee Stock Purchase Plan.  Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

In March 2011, the Company adopted a stock ownership policy applicable to non-employee directors and the Company’s Executive Leadership Team, as further discussed below under the Compensation Discussion and Analysis section beginning on page 27.

The following table provides information on the compensation of non-employee directors in 2015.

Director Compensation in Fiscal 2015 (1)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	All Other Compensation ($) (g)	Total ($) (h)
Art N. Burtscher (3)	58,750	90,000	4,730	153,480
Venmal (Raji) Arasu (4)	41,250	115,000	3,873	160,123
Daniel J. Evans (5)	-	145,696	-	145,696
Karen S. Evans (6)	42,500	90,000	4,730	137,230
Ross C. Hartley (7)	35,000	90,000	4,730	129,730
C. Brad Henry (8)	41,250	90,000	4,730	135,980
Alexander C. Kemper (9)	47,500	90,000	4,730	142,230
William M. Lyons (10)	45,000	90,000	4,730	139,730
Pete Wilson (11)	41,250	90,000	4,730	135,980

(1)
The Option Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 10 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.  The grant date fair value does not reflect dividends payable on unvested shares of restricted stock.  The value of dividends declared on unvested shares of restricted stock is reported in the All Other Compensation column and not in the Stock Awards column.

(3)	All Other Compensation for Mr. Burtscher consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Mr. Burtscher directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 7, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

(4)	All Other Compensation for Ms. Arasu consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 7,042 unvested shares of restricted stock.

At December 31, 2015, Ms. Arasu directly owned the following unvested restricted stock awards:

	(i)	7,042 unvested service-based restricted shares, which vest on May 5, 2016.

(5)
Governor Evans retired from the Board effective May 5, 2015. On such date, the Board determined that, in consideration of Governor Evans’ 17 years of dedicated service to the Board and significant contributions during that time, it was appropriate to immediately accelerate the vesting of all of his then unvested service-based restricted stock representing 8,922 shares. The dollar amount shown under the heading “Stock Awards” represents the aggregate fair value of 8,922 restricted shares of common stock, which were modified to immediately vest on May 5, 2015, and computed in accordance with FASB ASC Topic 718.

(6)	All Other Compensation for Ms. Evans consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Ms. Evans directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 7, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

(7)	All Other Compensation for Mr. Hartley consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Mr. Hartley directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 7, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

(8)	All Other Compensation for Governor Henry consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Governor Henry directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 7, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

(9)	All Other Compensation for Mr. Kemper consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Mr. Kemper directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 7, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

(10)	All Other Compensation for Mr. Lyons consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Mr. Lyons directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 7, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

(11)	All Other Compensation for Governor Wilson consists of a cash dividend equivalent of $0.55 per share, declared by the Company in November 2015, on 8,600 unvested shares of restricted stock.

At December 31, 2015, Governor Wilson directly owned the following unvested restricted stock awards:

	(i)	1,311 unvested service-based restricted shares, which vest on May 1, 2016;

	(ii)	1,778 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 3, 2016; and

	(iii)	5,511 unvested service-based restricted shares, which vest on May 5, 2016.

The Board determined the terms and conditions of any such equity awards, including those that apply upon the termination of a non-employee director's service as a Board member.

_________________

REPORT OF THE AUDIT COMMITTEE
_________________

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015.

In addition, the Audit Committee has received from and discussed with management and the independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required by the Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16 (codified as Auditing Standard No. 1301), "Communications with Audit Committees," as modified or supplemented.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Audit Committee necessarily rely on the information provided to them by management, internal audit and the independent registered public accounting firm.

Based upon the reports and discussions described in this report, in reliance on management, internal audit and the independent registered public accounting firm, and subject to the limitations of our role, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee
Art N. Burtscher (Chairman)
Karen S. Evans
Alexander C. Kemper
William M. Lyons

Employee Complaint Procedures for Accounting and Auditing Matters

The Board has adopted a Reporting Hotline Policy (which includes employee complaint procedures for accounting and auditing matters) for the Company’s employees and others, which can be found on the Company’s website.  This document contains procedures for the Audit Committee to oversee the process for handling Reporting Hotline complaints regarding internal accounting controls or auditing matters, or possible illegal, unethical or improper conduct as part of a Company-wide effort to allow for the confidential and anonymous submission by employees, contractors, suppliers and others of reports regarding such matters. The Company has retained the services of NAVEX Global Inc. (formerly Ethicspoint.com) to provide an anonymous hotline reporting service independent of the Company.  This service also allows employees and others to file an anonymous report of misconduct by web form, telephone or mail.  The website address and telephone number for submitting concerns or complaints are egov.ethicspoint.com and (855) 290-3374.  Concerns or complaints can also be mailed to:

NAVEX Global Inc.
6000 Meadows Road, Suite 200
Lake Oswego, OR 97035

_________________

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
_________________

The Board of Directors currently consists of nine directors.  Each of the nominees listed below is an incumbent director. The nomination of all nine nominees to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.  The nine nominees receiving the most votes will be elected.  Abstentions and broker non-votes have no effect on the election.  Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve.  However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees.  If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a stockholder.

If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card.  If you do not wish your shares to be voted for a particular nominee, you should note that nominee’s name in the exception space provided on the proxy card.  The following biographies provide information about each nominee’s principal occupation and business experience, age, and other directorships, as well as current NIC Board committee memberships.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR each of the nominees.

Name	Age	Position
Harry H. Herington	56	Chairman of the Board and Chief Executive Officer
Art N. Burtscher	65	Lead Independent Director
Venmal (Raji) Arasu	46	Director
Karen S. Evans	56	Director
Ross C. Hartley	68	Director
C. Brad Henry	52	Director
Alexander C. Kemper	50	Director
William M. Lyons	60	Director
Pete Wilson	82	Director

The following is a brief description of the business experience of each nominee for director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director for the Company, in light of the Company’s business and structure.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis, which may include experience, knowledge, skills, expertise, integrity, diversity of background and perspective, ability to make independent analytical inquiries, understanding of the Company’s business environment, the interplay of the candidate’s experience with that of the other Board members and willingness to devote adequate time and effort to Board responsibilities. While the Company does not have a formal diversity policy, the Company believes that the Board’s deliberative process benefits from a reasonable diversity of backgrounds and perspectives. In reviewing the re-nomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC’s business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

Harry H. Herington became the Company’s Chief Executive Officer in February 2008 and became the Chairman of the Board in May 2008.  He was elected to the Board of Directors in October 2006.  Mr. Herington served as President from May 2006 until February 2008 and as Chief Operating Officer from May 2002 until October 2006.  He served as one of the Company’s directors from May 1998 to February 1999.  He has also served as President of NICUSA, Inc., a wholly owned subsidiary of the Company, since 1998 and currently serves as a manager of various subsidiaries of NICUSA, Inc. In addition, Mr. Herington has held numerous positions of authority and responsibility with the Company since 1995 as well as several positions of authority with other business and government organizations, which enables him to provide valuable leadership and insight into the Company’s strategic direction. By reason of his early involvement and efforts, Mr. Herington is considered a founder of NIC as it became a national company.  Mr. Herington is also involved in numerous civic and non-profit activities.  Mr. Herington holds a B.S. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

Art N. Burtscher has served as one of the Company’s directors since 2004, and was elected Lead Independent Director in February 2008.  He chairs the Audit Committee.  Mr. Burtscher currently serves as President-Western Region of Westwood Trust, a wholly-owned subsidiary of Westwood Holdings Group, LLC and a provider of trust services and a sponsor of common trust funds.  He served as Senior Vice President of Westwood Trust from 2010 through 2012.  Mr. Burtscher served as Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm, from 2004 to 2010. From 2000 to 2004, he was President of McCarthy Group Asset Management.  He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank, N.A.  Mr. Burtscher currently serves on the boards of directors of American National Bank, Jet Linx, LLC, Novation Companies, Inc., the Silverstone Group and Westwood Trust.  Mr. Burtscher’s extensive experience in the financial services industry enables him to provide valuable contributions to the Board regarding financial, business and investment matters and to serve as the audit committee financial expert. He graduated from Fort Hays State University in Kansas with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

Venmal (Raji) Arasu has served as one of the Company’s directors since May 2015.  Ms. Arasu is currently Senior Vice President CTO-Dev of Intuit Inc., which creates business and financial management solutions that help simplify the business of life for small businesses, consumers and accountant professionals. In her role she leads an organization that builds critical platform and services for the different business units at Intuit.  Ms. Arasu previously served as the Chief Technology Officer for StubHub, Inc., the online and mobile ticketing marketplace subsidiary of eBay Inc. (NASDAQ: EBAY), from November 2011 to January 2016.  At eBay, she also served as the Vice President of Engineering, Managed Marketplaces from 2010 to 2011, the Vice President of Engineering, Trading from 2008 to 2010, and in other positions of increasing authority from 2001 to 2008.  Her responsibilities at eBay grew from her start in 2001 as a senior manager, managing a team of developers, to her position as Chief Technology Officer of StubHub, where she managed the product and engineering assets and was responsible for a global product, engineering, quality, data and technical operations team that supported StubHub’s online and mobile ticketing marketplace.  Prior to joining eBay, Ms. Arasu served in positions of increasing authority at numerous technology companies.  She is also actively involved in civic and non-profit organizations focused on empowering women in technology.  The Board relies on Ms. Arasu’s extensive experience in technology, including the areas of mobile technologies, payment processing, and the development process, in guiding the Company’s business strategy.  Ms. Arasu holds a Bachelor’s degree in Computer Engineering from Pune University, in Pune, India.

Karen S. Evans has served as one of the Company’s directors since October 2011.  Ms. Evans is currently the National Director of U.S. Cyber Challenge, a nationwide talent search and skills development program focused on the cyber workforce, as well as an independent consultant, providing guidance in the areas of leadership, management, and the strategic use of information technology.  Ms. Evans previously served as the de facto Chief Information Officer for the United States federal government as the Administrator of the Office of Electronic Government and Information Technology (IT) at the United States Office of Management and Budget, as well as the Chief Information Officer for the United States Department of Energy and the Director of the Information Resources Management Division, Office of Justice Programs in the United States Department of Justice. Her responsibilities additionally involved information security, privacy and access to, dissemination of and preservation of government information.  The Board relies upon Ms. Evans’ extensive experience in federal government and information technology in guiding the Company’s business strategy.  Ms. Evans holds a bachelor’s degree in chemistry and a Master’s degree in business administration from West Virginia University.

Ross C. Hartley, one of the Company’s founders, served as a director when the original companies were formed beginning in 1991 that were later combined to form NIC Inc.  He became one of NIC Inc.’s directors upon its formation in 1998. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. Mr. Hartley retired from all active work in 2000 and since that time has managed his own investments.  He also serves as a director of Empire District Electric Company (NYSE: EDE), a public utility located in Joplin, Missouri.  Mr. Hartley’s extensive experience with the Company since its founding and extensive business experience enables him to provide valuable guidance to the Board in overseeing the Company’s business. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

C. Brad Henry has served as one of the Company’s directors since October 2011.  Governor Henry served of counsel to the law firm of Lester, Loving and Davies in Edmond, Oklahoma and is a founding member of Henry-Adams Companies, LLC, a general and business development consulting firm. In 2010, Governor Henry was appointed by President Barack Obama to the six-member Council of Governors, which works closely with the Secretary of Defense, the Secretary of Homeland Security, and other defense and national security advisors on the synchronization and integration of state and federal military services.  He served as governor of the State of Oklahoma for two consecutive terms ending in 2011, the maximum allowed under Oklahoma law. Governor Henry previously served as Chairman of the Council of State Governments, the Southern Growth Policies Board, and the Interstate Oil and Gas Compact Commission, and he currently serves on the boards of CFSII, Inc., the Executive Committee of the Muscular Dystrophy Association, and was a charter member of the Governors' Council of the Bipartisan Policy Center.  Prior to his election as governor, he practiced law and served 10 years in the Oklahoma State Senate, chairing the Senate Judiciary Committee and serving as vice-chair of the Senate Economic Development Committee.  The Board relies upon Governor Henry’s extensive experience in state government and industry in guiding the Company’s business strategy.  Governor Henry holds a bachelor’s degree in economics from the University of Oklahoma and a J.D. degree from the University of Oklahoma School of Law, where he served as managing editor of the Law Review.

Alexander C. Kemper has served as one of the Company’s directors since 2007.  He chairs the Compensation Committee.  Mr. Kemper is the chairman of the board of The Collectors Fund, a private equity fund focused on alternative asset classes, and serves as chairman and chief executive officer of C2FO, a leading provider of payment optimization technology and early cash flow delivery for corporations.  He founded Perfect Commerce Inc., an application service provider for Internet sourcing and procurement tools and related professional services, and served as chairman and chief executive officer from 2000 to 2006.  Under his leadership, Perfect Commerce created the Open Supplier NetworkTM (OSNTM) and became the largest and fastest growing provider of on-demand supplier relationship management (SRM) technology in the United States.  Before founding Perfect Commerce, Mr. Kemper was the chairman of the board and CEO of UMB Bank, N.A. and CEO of UMB Financial Corp., a NASDAQ-traded financial services company with assets of more than $10 billion. He is an active angel and venture investor and currently serves on several corporate boards, including UMB Financial Corp. (NASDAQ: UMBF), UMB Bank, AXA Art, USA (NYSE: AXA), Sipvine and BATS Exchange, one of the largest stock and option exchanges in the world. Mr. Kemper has extensive experience in finance, banking, investment, management and board service, as well as extensive experience with technology companies, which enables him to provide valuable guidance to his fellow directors on such matters. Mr. Kemper holds a B.A. degree from Northwestern University.

William M. Lyons has served as one of the Company’s directors since 2009. He chairs the Corporate Governance and Nominating Committee.  Mr. Lyons was president and chief executive officer of American Century Companies, Inc., a Kansas City-based investment manager, until his retirement in March 2007. Mr. Lyons joined American Century in 1987 as assistant general counsel and during his tenure also served as its general counsel, executive vice president, and chief operating officer. Mr. Lyons was named president in 1997 and chief executive officer in 2000. Mr. Lyons also served as a director of American Century Companies, Inc. and numerous investment companies affiliated with American Century Companies, Inc. While at American Century, Mr. Lyons also was a senior executive of several operating subsidiaries, including American Century Investment Management, Inc., American Century Investment Services, Inc., and American Century Services Corp. He is currently a member of the board of directors of Morningstar, Inc. (NASDAQ: MORN), The NASDAQ Stock Market, LLC, and other civic and not-for-profit entities. Mr. Lyons’s leadership of American Centuries Companies, Inc. through a period of substantial growth enables him to provide valuable guidance to the Board on business strategy and financial matters. Mr. Lyons holds a bachelor’s degree in history from Yale University and a J.D. degree from Northwestern University School of Law.

Pete Wilson has served as one of the Company’s directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999.  Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California from 1983 to 1991, and served as the mayor of San Diego, California from 1971 to 1983.  Governor Wilson is a principal at Morgan Lewis Consulting Group, a business consulting firm.  Governor Wilson is also a director of The Irvine Company, and U.S. TelePacific Corp, and is a director and founder of the California Mentoring Foundation. He is a former member of the California State Chamber of Commerce Board of Directors, and a member and Founding Chair of the Southern California Leadership Council.  Governor Wilson is a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, and serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Foundation, and the Criminal Justice Legal Foundation. He is past Chair (current Capital Campaign Chair) of the National World War II Museum.  Governor Wilson is also a former member of the Defense Policy Board (advisory to the Secretary of Defense) and the President’s Foreign Intelligence Advisory Board and formerly served on the Thomas Weisel Partners board of advisors.  The Board draws upon Governor Wilson’s extensive experience inside and outside government in overseeing the Company’s business strategy and developing relationships with government partners.  He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley).  After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR the election of Messrs. Herington, Burtscher, Hartley, Henry, Kemper, Lyons and Wilson and Mses. Arasu and Evans.

_________________

EXECUTIVE COMPENSATION
_________________

REPORT OF THE COMPENSATION COMMITTEE
_________________

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) portion of this Proxy Statement with management.  Based on the Committee’s review and discussions, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee
Alexander C. Kemper (Chairman)
Venmal (Raji) Arasu
Art N. Burtscher
C. Brad Henry
Pete Wilson

_________________

COMPENSATION DISCUSSION AND ANALYSIS
_________________

Philosophy and Objectives of the Executive Compensation Program

For the fiscal year ended December 31, 2015, our named executive officers (“named executive officers” or “NEOs”) as defined by SEC regulations for compensation disclosure purposes included our five Executive Leadership Team members as follows:

Name	Title
Harry H. Herington	Chairman of the Board and Chief Executive Officer
Stephen M. Kovzan	Chief Financial Officer
William F. Bradley, Jr.	Former Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary
Robert W. Knapp, Jr.	Chief Operating Officer
Jayne Friedland Holland	Chief Security Officer

Mr. Herington, in his role as Chief Executive Officer, has formally designated an Executive Leadership Team, comprised of the Company’s most experienced senior executives having the most knowledge about the Company and its operations.  The Executive Leadership Team provides advice and counsel to Mr. Herington on a regular basis and assists in formulating strategy and tactics for furthering the Company’s business.  Executive Leadership Team members for 2015 were Messrs. Herington, Kovzan, Bradley and Knapp and Ms. Holland. Ms. Holland was appointed as a member of the Executive Leadership Team in May 2015, and did not participate in the same executive compensation program as Messrs. Herington, Kovzan, Bradley and Knapp in 2015. Mr. Bradley retired from the Company on December 31, 2015.

The Company is committed to increasing stockholder value through profitable growth and the execution of specific strategies.  Superior performance by our executive team is essential to these goals, so we have structured our executive pay programs to attract and retain talented, highly-qualified executives, to reward performance through incentive compensation and to align the interests of executives and stockholders through longer-term equity-based compensation.  The Company’s Compensation Committee (referred to in this CD&A as the “Committee”) has adopted a straightforward approach to executive compensation, whereby material components of pay are tied to elements of the Company’s financial performance.  This approach reinforces the Company’s commitment to collaboration for the benefit of the Company, particularly among its Executive Leadership Team.  The Committee structures its compensation programs to align executive and stockholder interests, by fostering a team-based environment that recognizes the Company’s entrepreneurial history and strong record of financial performance.

Also, the Committee considers carefully the views and input of stockholders when determining executive pay.  On May 5, 2015, stockholders voted strongly in favor of the Company’s approach to executive compensation – a 98% advisory ‘say on pay’ vote outcome of all shares voted.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer, Chief Financial Officer and other executive officers attended portions of Committee meetings throughout the year in order to provide information and help explain data relating to matters considered by the Committee.  Executive officers, however, were not present during deliberations or determination of their respective compensation or during executive sessions.  In addition, our Chief Executive Officer and Chief Financial Officer submitted recommendations to the Committee regarding salary, bonus, equity compensation, performance goals and overall compensation levels for executive officers.  All decisions regarding the compensation of executive officers ultimately were made solely by the Committee, which considered these recommendations and exercised its discretion to modify certain recommended adjustments or awards based on a number of factors considered by the Committee, as described below.  The Committee’s determinations regarding compensation, including the performance targets for annual cash compensation and performance-based restricted stock, were generally consistent with the recommendations of management.

The Executive Compensation Program for Messrs. Herington, Kovzan, Bradley, and Knapp

The Committee has maintained a very consistent approach and structure for compensation of the specified members of the Executive Leadership Team since 2008, with modest adjustments from year to year, determined by the Committee, to maintain strong alignment with our business objectives and organizational context.  The core program is comprised of base salary, short-term cash incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component. The Company believes the mix of short-term incentive and base cash compensation and longer-term service-based and performance-based equity compensation continues to best promote the Committee’s goals of executive retention, rewarding and providing incentives for short-term and long-term performance and aligning the interests of executives and stockholders.

The Committee has retained a compensation consultant approximately every third year to provide updated information and analysis to the Committee.  The Committee did not retain a compensation consultant in connection with its determination of compensation of the members of the Executive Leadership Team for 2015. The Committee considered a number of factors, including the study prepared by the compensation consultant that informed executive compensation decisions in 2013, as described below, in making decisions on the compensation program for 2015.

2013 Executive Compensation Study. In December 2012 the Committee engaged SBCG to update its assessment of the Company’s executive compensation program for the members of the Executive Leadership Team primarily because of SBCG’s familiarity with the Company’s business and organizational context, as well as the Company’s executive compensation program.  SBCG does no other work for and has no other business relationships with the Company beyond its service to the Committee.  Specifically, the Committee asked SBCG to:

●	Review and, if necessary, update the peer group used to benchmark executive compensation levels; and

●	Perform a competitive assessment of target pay opportunities for the Executive Leadership Team against the peer group and broader market.

The criteria used by SBCG to select the peer group were as follows: (1) United States publicly traded companies (excluding foreign companies trading American depositary receipts in the United States), (2) relevant information technology companies using Global Industry Classification Codes for Application Software, Internet Software and Service, Data Processing and Outsourced Services, and IT Consulting and Other Services, (3) companies of comparable size and similar business models, with primary consideration given to annual revenue, assets and market capitalization, and (4) companies with similar business focus and customers, with additional consideration given to earnings, assets, and number of employees.  The resulting 19-company peer group was as follows:

ACI Worldwide, Inc. (ACIW)	Move Inc. (MOVE)
Blackbaud Inc. (BLKB)	Official Payments Holdings, Inc. (OPAY)
Bottomline Technologies, Inc. (EPAY)	(which was acquired by ACI Worldwide, Inc.
CoStar Group Inc. (CSGP)	(ACIW) on November 5, 2013)
DealerTrack Holdings Inc. (TRAK)	Online Resources Corp. (ORCC)
DHI Group, Inc. (DHX)	Open Table, Inc. (OPEN)
(formerly Dice Holdings Inc.)	Perficient Inc. (PRFT)
EPIQ Systems Inc.(EPIQ)	Tyler Technologies Inc. (TYL)
Higher One Holdings, Inc. (ONE)	Vocus Inc. (VOCS)
j2 Global, Inc. (JCOM)	XO Group Inc. (XOXO)
Liquidity Services, Inc. (LQDT)	(formerly Knot Inc. (KNOT))
LivePerson Inc. (LPSN)

SBCG’s 2013 study indicated that structural, or target pay opportunities for the Executive Leadership Team had become more closely aligned with the competitive market, though still below in certain respects.  More specifically, SBCG’s 2013 study indicated the following:

●	Base salaries were generally within the competitive range of market, defined as being roughly +/- 10% of the market median;

●
Target total annual cash (i.e., base salary and annual cash incentive) was toward the lower end of the competitive range for the CEO and within the competitive range for the other Executive Leadership Team members in the study – again, where competitive range is roughly +/-10% of market median; and

●
Target total annual compensation (i.e., target total annual cash and long-term equity incentives) was below the competitive range for the CEO and CFO and within the competitive range of market for the other two Executive Leadership Team members – for total pay, the competitive range is considered to be +/-15% of market median.

Although the Committee considers a number of different factors in setting compensation, as described in this proxy statement, the Committee considers this competitive assessment carefully in setting compensation opportunities for the Executive Leadership Team.  Furthermore, the Committee’s general intention was to position target opportunities for the Executive Leadership Team at the competitive median.  For Mr. Herington, as Chief Executive Officer, the Committee has moved and may continue to move pay closer to market over time, with a heavy emphasis on incentive pay, in keeping with the Company’s strong orientation toward performance-based pay, to the extent practicable taking into account all other factors considered by the Committee.

For 2013, the Committee did not make any changes to the basic structure of the Company's executive compensation program, but the Committee did approve certain changes to executive compensation as more fully described in the proxy statement for the 2014 annual meeting of stockholders filed with the SEC on March 21, 2014. Among the changes, the Committee increased base salaries of the Executive Leadership Team in 2013 by 3% as a general merit award.  The Committee made certain modifications to the annual cash incentive and the two long-term, equity-based components for the Chief Executive Officer in 2013 to increase target incentive percentages of base salary, including percentages above and below Target for performance-based components. In addition, in 2013 the Committee adjusted certain performance levels used to evaluate Company performance for all members of the Executive Leadership Team to reflect past Company performance.

For 2014, the Committee did not make any changes to the executive compensation program, except for updating certain performance goals.  There were no changes to base salaries of the Executive Leadership Team or to the basic structure of the executive compensation program.

2015 Overview.  On February 23, 2015, the Committee approved executive compensation for 2015, and did not make any changes to the executive compensation program in 2015, except for updating certain performance goals.  There were no changes to base salaries of the specified members of the Executive Leadership Team or to the basic structure of the executive compensation program.  In considering possible changes to the  executive compensation program and updating the performance goals for the Executive Leadership Team for 2015, the Committee considered various factors, including SBCG's 2013 study, the changes to compensation made in 2013 noted above, the recommendations of management and the recent performance of the Company.  The components of the 2015 executive compensation program are further discussed below.

Base salary. In 2015, based upon the factors described above, the Committee decided to maintain the base salaries of each of the specified members of the Executive Leadership Team as follows:

Name
Harry H. Herington	$479,500
Stephen M. Kovzan	$306,000
William F. Bradley, Jr.	$306,000
Robert W. Knapp, Jr.	$306,000

Annual cash incentives.  Annual cash incentives place a portion of annual compensation at risk to encourage behavior and drive results that create value for the Company’s stockholders in the near term.

As further discussed below under “The Executive Incentive Plan and Tax Considerations,” the 2015 annual cash incentive was granted under the Management Annual Incentive Plan for Senior Executives, or MAIPSE, which establishes initial performance requirements, or the “outer layer,” pursuant to which an executive may earn the right to receive the maximum award under the NIC Inc. Executive Incentive Plan, or EIP, which provides an upper limit on cash bonuses to be awarded upon achievement of certain objective performance goals.  The outer layer component of the MAIPSE for 2015 was as follows:  positive net income, as reported on NIC’s consolidated statement of income for the 2015 fiscal year, or total revenues, as reported on NIC’s consolidated statement of income, that equal or exceed $272 million for the 2015 fiscal year.  NIC achieved both of these qualifications for the 2015 fiscal year and thus the executives achieved the Section 162(m) maximum incentive award possible, which is the lesser of (a) 200% of the officer’s base salary on the last day of 2015, or (b) $2.5 million, as step one in the process.

As the next step in the process, the yearly “inner layer” component of the MAIPSE established the criteria within which the Committee would exercise its discretion for awards based upon attainment of Company financial goals that will be used to determine actual award amounts that are below the Section 162(m) maximum incentive award.  The Committee in effect uses its “negative discretion” to reduce the Section 162(m) maximum awards, as it deems appropriate, based on the Company’s financial performance relative to these pre-determined criteria.  Within these boundaries, the Committee has discretion to vary the actual awards to take into consideration the particular events of the year in coming to its final award for each executive officer.  The following is a discussion of the inner layer component of the MAIPSE.

The 2015 MAIPSE measures annual Company performance using the following key financial metrics as performance criteria:

●	Operating income: 50% weighting

●	Total revenues: 25% weighting

●	Cash flow return on invested capital (“CFROIC”), excluding income taxes paid: 25% weighting

Management and the Committee believe that these metrics drive stockholder value in the near term and comprise a strong pay-for-performance relationship.  The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and may be derived directly from the face of the consolidated statements of income included in the Company’s Annual Report on Form 10-K for the applicable annual period.  CFROIC is defined as consolidated cash flow from operating activities (excluding income taxes paid), minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities.  Consolidated cash flow from operating activities, capital expenditures and income taxes paid may be derived from the face of the consolidated statements of cash flows included in the Company’s Annual Report on Form 10-K for the applicable annual period.  Total assets and non-interest bearing liabilities may be derived from the face of the consolidated balance sheets included in the Company’s Annual Report on Form 10-K for the applicable annual period.

For 2015, the Committee retained the “target” performance levels for the Company for operating income, total revenues, and CFROIC, which were based upon the Company’s 2015 annual budget approved by the Board of Directors.

Performance of the Company at the target level is intended to result in an annual cash incentive at a specified percentage of the executive’s base salary. The Committee also determined a range of possible cash incentives above and below target performance for achieving “threshold” and “superior” performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation is to be used.  No payments are to be awarded under the plan with respect to a performance criterion if threshold performance with respect to that criterion is not achieved, and no additional payments are to be awarded for performance in excess of the superior level.

For 2015, taking into account the current mix of compensation, the changes made in 2013 and management’s recommendations, among other factors, the Committee decided to maintain the percentage levels of base salary and target multiples from 2013 for determining potential payouts to the Chief Executive Officer, as follows:

Performance Level	2015 % of Base Salary	Multiple of Target
Threshold	50%	0.5 X target
Target	100%	1.0 X target
Superior	167%	1.67 X target

For 2015, taking into account the current mix of compensation and the other factors described above, the Committee decided to maintain the percentage levels of base salary and target multiples from 2013 for determining potential payouts to the other three specified members of the Executive Leadership Team, as follows:

Performance Level	2015 % of Base Salary	Multiple of Target
Threshold	30%	0.5 X target
Target	60%	1.0 X target
Superior	100%	1.67 X target

Threshold performance for incentive awards under each performance criterion remained at 0.5 times target in 2015 and for superior performance each criterion remained at 2 times target.  Furthermore, the maximum total incentive payout for all three performance criteria when combined was capped at 1.67 times target, the same as in 2014 and 2013.

The higher target percentage level for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer and, in part, the more significant “gap to market” for the Chief Executive Officer’s total cash compensation determined in the SBCG 2013 study as discussed above, as compared to the other three specified members of the Executive Leadership Team.

The following table sets forth what constituted threshold, target and superior Company performance levels for the performance criteria included in the MAIPSE for 2015:

Performance Levels
Performance Criteria	Threshold	Target	Maximum

Operating income	90% of budget	Budget	110% of budget

Total revenues	95% of budget	Budget	105% of budget

Cash flow return on invested capital (excluding income taxes paid)	55%	60%	65%

With respect to the likelihood of the Company achieving its annual budget goals, the Company establishes what it considered to be ambitious, yet achievable, annual budgets, whereby over time, approximately half of actual results would fall above or below budgeted performance.  Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past performance with respect to these metrics generally and relative to budget.

After the end of the 2015 fiscal year, the Committee determined the Company’s actual financial performance for each of the three performance criteria as follows:

Performance Criteria	2015 Actual Performance	2015 Target Performance	Actual Performance As % of Target	Payout As % of Target	Weighting	Weighted Payout As % of Target

Operating income	$67,294,582	$66,143,904	101.7%	117.4%	50%	58.7%

Total revenue	$292,376,296	$296,168,019	98.7%	87.2%	25%	21.8%

Cash flow return on invested capital (excluding income taxes paid)	61.2%	60.0%	102.1%	124.8%	25%	31.2%
			Total Payout as % of Target			111.7%

An annual incentive payment equaling approximately 111.7% of base salary (111.7% of the target opportunity, as noted in the table above) was paid to Mr. Herington and annual incentive payments equaling approximately 67.0% of base salary (111.7% of the target opportunity, as noted in the table above) were paid to Messrs. Kovzan, Bradley and Knapp in early 2016 based on the Company’s financial performance in relation to the performance criteria and performance levels included in the annual cash incentive plan for 2015.  The annual cash incentive payments for 2015 were as follows:

Name	2015 Annual Cash Incentive Payout
Harry H. Herington	$535,574
Stephen M. Kovzan	$205,071
William F. Bradley, Jr.	$205,071
Robert W. Knapp, Jr.	$205,071

Long-term, equity-based incentives.  As determined by the Committee, the Company’s long-term, equity-based incentive for the specified members of the Executive Leadership Team included in the executive compensation program provides for annual restricted stock grants with a service-based component and a Company performance component to compensate executives with regard to the Company’s long-term growth objectives.

Service-Based Component

The Committee maintained the 2015 annual amount of service-based restricted stock to be awarded to the Chief Executive Officer at 120% of the executive’s annual base salary.  The Committee maintained the 2015 annual amount to be awarded to the other three specified members of the Executive Leadership Team at 60% of each executive’s annual base salary.  The amounts of service-based restricted stock to be awarded to each specified member of the Executive Leadership Team were consistent with the recommendations of management.  The higher percentage of base salary for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer as compared to the other three specified members of the Executive Leadership Team. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  There is no performance component tied to the service-based award.  The members of the Executive Leadership Team are entitled to cash dividends on shares of unvested service-based restricted stock in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.  The Company believes that restricted shares further the alignment of executive interests with those of stockholders, foster share ownership and wealth creation and provide significant retention value.  Further, restricted shares provide a degree of certainty in an otherwise entirely performance-based equity portfolio.

On February 23, 2015, the Committee granted the specified members of the Executive Leadership Team the following awards of service-based restricted stock for 2015 based upon the above percentages of base salary (the closing market price of the Company’s common stock on February 23, 2015 was $17.11 per share):

Name	Service-Based Restricted Shares
Harry H. Herington	33,629 shares
Stephen M. Kovzan	10,730 shares
William F. Bradley, Jr.	10,730 shares
Robert W. Knapp, Jr.	10,730 shares

Mr. Bradley retired from the Company effective December 31, 2015. On December 21, 2015, the Compensation Committee determined that, in consideration of Mr. Bradley’s many years of dedicated service to the Company and his willingness to periodically, on an as-needed basis, meet with and provide guidance to the Company post-retirement, it was appropriate and in the best interests of the Company and its stockholders to accelerate the vesting of a portion of his unvested service-based restricted stock representing 21,813 shares. Mr. Bradley forfeited his remaining balance of 5,269 shares of unvested service-based restricted stock upon his retirement.

Performance-Based Component

The performance component measures long-term Company performance using the following performance criteria:

●	Operating income growth (three-year compound annual growth rate, or “CAGR”): 25% weighting

●	Total revenue growth (three-year CAGR): 25% weighting

●	Cash flow return on invested capital (excluding income taxes paid) (three-year average): 50% weighting

As compared to the short-term cash incentive, the long-term, equity-based incentive places a higher weighting on CFROIC and a lower weighting on operating income growth, as management and the Committee believe that, of the three performance criteria, CFROIC is the primary driver of stockholder value over the long term.  Further, this differentiated weighting between the short- and long-term performance frameworks helps to balance the two incentive programs over time.

The long-term incentive provides for annual grants of restricted stock tied to three-year performance periods. A new three-year period is intended to begin each year.  At the end of each three-year period, Messrs. Herington, Kovzan, Bradley, and Knapp receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  In 2015, the Committee maintained the amount of restricted stock to be awarded at the end of the three-year performance period ending December 31, 2017 to the Chief Executive Officer for Company performance at the target levels at 120% of the executive’s base salary, while the amount to be awarded to the other three specified members of the Executive Leadership Team for Company performance at target levels remained at 60% of each executive’s annual base salary.  The plan incorporated a range of possible equity incentives above and below target performance.  For the Chief Executive Officer, this range was from 60% of base salary for achieving threshold performance to 200% of base salary for achieving superior performance.  For the other three specified members of the Executive Leadership Team, this range was from 30% of base salary for achieving threshold performance to 100% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

For 2015, taking into account the current mix of compensation, the changes made in 2013 and management’s recommendations, among other factors, the Committee maintained the percentage levels of base salary and target multiples from 2014 and 2013 for the Chief Executive Officer as follows:

Performance Level	2015 % of Base Salary	Multiple of Target
Threshold	60%	0.5 X target
Target	120%	1.0 X target
Superior	200%	1.67 X target

For 2015, taking into account the factors described above, the Committee decided to maintain the percentage levels of base salary and target multiples used in 2014 and 2013 for the other three specified members of the Executive Leadership Team as follows:

Performance Level	2015 % of Base Salary	Multiple of Target
Threshold	30%	0.5 X target
Target	60%	1.0 X target
Superior	100%	1.67 X target

Threshold performance for incentive awards under each performance criterion remained at 0.5 times target in 2015, and for superior performance each criterion remained at 2 times.  However, the maximum total incentive payout for all three performance criteria when combined was capped at 1.67 times target, the same as in 2014 and 2013.  These levels were consistent with the levels approved by the Committee for the annual cash incentive, as further discussed above.

The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term equity incentive plan for 2015:

	Performance Levels
Performance Criteria	Threshold	Target	Maximum

Operating income growth (three-year CAGR)	10%	15%	20%

Total revenue growth (three-year CAGR)	10%	15%	20%

Cash flow return on invested capital (excluding income taxes paid) (three-year average)	60%	65%	70%

Performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past and expected future performance.  The target performance level in the table above for operating income growth is lower than the Company’s performance for the one-year period ended December 31, 2014 (19.9%) and lower than the Company’s performance for the three-year period ended December 31, 2014 (17.8%). The threshold, target and maximum performance levels for operating income growth were unchanged from the levels used for the 2013 and 2014 grants, based in part upon the recommendation of management.  Management recommended the same performance levels for operating income growth to align with then-expected future performance and in consideration of the strong results of the prior three-year period.  The performance levels for total revenue growth were not changed from the levels used for the 2013 and 2014 grants.  The target performance level in the table above for total revenue growth is higher than the Company’s performance for the one-year period ended December 31, 2014 (9.2%), and consistent with the Company’s performance for the three-year period ended December 31, 2014 (14.6%).  The performance levels for CFROIC were increased from the levels used for the 2014 grant.  The target performance level in the table above for CFROIC is lower than the Company’s performance for the one-year performance period ended December 31, 2014 (65.1%) and higher than the Company’s performance for the three-year period ended December 31, 2014 (51.0%).

On February 23, 2015, the Committee granted the specified members of the Executive Leadership Team the following awards of performance-based restricted stock for 2015 pursuant to the terms of the long-term equity incentive (the closing market price of the Company’s common stock on February 23, 2015 was $17.11 per share):

Name	Performance-Based Restricted Shares Granted (1)
Harry H. Herington	56,050 shares
Stephen M. Kovzan	17,885 shares
William F. Bradley, Jr.	17,885 shares
Robert W. Knapp, Jr.	17,885 shares

(1)
Represents the maximum number of performance-based restricted shares able to be earned by the NEO at the end of the three-year performance period ending December 31, 2017 pursuant to the terms of the long-term equity incentive.  The actual number of shares earned will be based on the Company’s performance as indicated above over the three-year period ending December 31, 2017.  No shares will be vested if threshold performance is not achieved, and no additional shares will be vested for performance in excess of the superior level.

The end of the 2015 fiscal year marked the completion of the three-year performance period under the long-term equity incentive granted in 2013.

The following table sets forth performance levels for the performance criteria included in the long-term equity incentive grant made to Messrs. Herington, Kovzan, Bradley, and Knapp in 2013 and actual results for the three-year period ended December 31, 2015 as compared to target performance levels:

	Performance Levels			Three-Year Actual Results		Payout		Weighted Payout
Performance Criteria	Threshold	Target	Superior	Actual	As % of Target	As % of Target	Weighting	As % of Target
Operating income (three-year CAGR)	10%	15%	20%	15.9%	106.2%	118.6%	25%	29.6%
Total revenue (three-year CAGR)	10%	15%	20%	11.5%	76.4%	64.6%	25%	16.2%
Cash flow return on invested capital, excluding income taxes paid (three-year average)	50%	55%	60%	59.4%	107.9%	187.4%	50%	93.7%
					Total Payout as % of Target			139.5%

Pursuant to the terms of the 2013 performance-based equity grant agreement, the specified members of the Executive Leadership Team have the opportunity to receive dividend equivalent shares for any cash dividends declared by the Company during the performance period and before any shares are paid under the agreement.  At the end of the three-year performance period, each specified member of the Executive Leadership Team receives an additional number of shares (“Dividend Shares”) determined as follows: (1) as of each date (the “Dividend Payment Date”) that the Company would otherwise pay a declared cash dividend on the total number of shares set forth in the agreement, the Company credits a number of Dividend Shares to a notional account established for the benefit of each specified member of the Executive Leadership Team, and the number of Dividend Shares so credited is calculated by dividing the amount of such hypothetical cash dividend payment by the fair market value of the Company’s common stock on the Dividend Payment Date (rounded down to the nearest whole Dividend Share); and (2) on the date some or all of the shares are paid under the agreement, a pro rata number of notional Dividend Shares will be converted into an equivalent number of Dividend Shares earned and paid to each specified member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.

Based on the Company’s performance as indicated above over the three-year period ended December 31, 2015, the actual number of shares earned by Messrs. Herington, Kovzan, Bradley and Knapp were as follows (representing 139.5% of the target opportunity, as noted in the table above):

Name	Restricted Shares Vested	Dividend Shares Earned	Total Shares
Harry H. Herington	49,422	3,573	52,995
Stephen M. Kovzan	15,770	1,139	16,909
William F. Bradley, Jr.	15,770	1,139	16,909
Robert W. Knapp, Jr.	15,770	1,139	16,909

Mr. Bradley retired from the Company effective December 31, 2015. On December 21, 2015, the Compensation Committee determined that, in consideration of Mr. Bradley’s many years of dedicated service to the Company, his willingness to periodically, on an as-needed basis, meet with and provide guidance to the Company post-retirement and the fact that he was employed during the entirety of the performance period, it was appropriate and in the best interests of the Company and its stockholders to waive the condition that Mr. Bradley remain in continuous service with the Company through the applicable vesting date to allow the shares awarded pursuant to the 2013 Performance Award Agreement (and accrued dividend shares) to vest on February 5, 2016, if, and to the extent that, the applicable performance terms and conditions were determined by the Committee to have been satisfied. The Company and Mr. Bradley entered into an amendment to the 2013 Performance Award Agreement dated December 23, 2015, in order to effectuate the waiver of the service-based condition associated with the 2013 Performance Award Agreement and allow such shares to vest if, and to the extent that, the Committee determined such award’s performance terms and conditions were satisfied. Mr. Bradley’s remaining shares of performance-based restricted stock granted in 2014 and 2015 were forfeited upon his retirement.

The Executive Compensation Program for Jayne Friedland Holland

Jayne Friedland Holland, who currently serves as Chief Security Officer, was promoted to the Executive Leadership Team in May 2015. The Committee, after considering the recommendation of Mr. Herington, approved an individualized compensation program for Ms. Holland for 2015 to reflect her unique job responsibilities.  As the primary officer responsible for the Company’s security management program, Ms. Holland oversees enterprise-wide Payment Card Industry (PCI) compliance and internal infrastructure security. Ms. Holland’s 2015 compensation program differed from the other four NEOs because she did not participate in a performance-based equity incentive plan in 2015.  The other components of Ms. Holland’s compensation program include base salary, a short-term annual incentive (i.e., annual cash bonus), and a long-term, service-based equity incentive, as described below.  Beginning in 2016, Ms. Holland will participate in the same compensation program as the other three members of the Executive Leadership Team.

Base salary.  The Committee increased Ms. Holland’s annual base salary by 3% in February 2015 to $227,000 as a merit award primarily in recognition of the Company’s strong financial performance and Ms. Holland’s performance in particular. In May 2015, the Committee increased Ms. Holland’s annual base salary to $306,000 when she was designated a member of the Executive Leadership Team.

Annual cash incentive.  Under the terms of Ms. Holland’s Profit Sharing and Incentive Program, Ms. Holland’s annual cash incentive award is based on a pre-established Company annual operating income goal. The award amount is calculated as a percentage of Ms. Holland’s base salary, as pro-rated for the May 5, 2015 increase to her base salary in conjunction with her promotion to the Executive Leadership Team, and is recommended by the CEO to, and approved in its sole discretion by, the Committee.  Ms. Holland’s annual cash incentive target was 25% of her base salary for fiscal 2015.  If the pre-established Company annual operating income goal had not been achieved, no annual cash incentive would have been paid, unless otherwise provided.  Based on the achievement of the 2015 Company operating income goal, the Company paid the annual cash incentive payment to Ms. Holland totaling $69,580 in early 2016.

Long-term, service-based equity incentive.  Ms. Holland’s long-term, equity-based incentive is comprised of an annual service-based restricted stock grant, in the amount of a percentage of her base salary, designed to strengthen her long-term commitment to the success of the Company, to promote ownership in the Company, and to motivate her to make significant contributions to the Company that increase stockholder value.  Under the terms of Ms. Holland’s Profit Sharing and Incentive Program, the annual amount of service-based restricted stock to be awarded is a percentage of annual base salary recommended by the CEO to, and approved in its sole discretion by, the Committee.  Ms. Holland’s 2015 long-term, equity based incentive target was 35% of her base salary on the grant date of the award.  Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  On January 15, 2015, the Committee granted Ms. Holland 4,867 shares of service-based restricted stock for 2015 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on January 15, 2015 was $15.82 per share). On July 17, 2015, the Committee granted Ms. Holland 5,599 shares of service-based restricted stock with a grant date fair value of $100,000 in recognition of her promotion to the Executive Leadership Team (the closing market price of the Company’s common stock on July 17, 2015 was $17.86 per share).

Executive Perquisites for 2015

Other components of executive compensation beyond base salary, annual cash incentives and long-term equity-based incentives include Company-paid executive life and disability insurance premiums for Messrs. Herington, Kovzan, Bradley and Knapp and for Ms. Holland pursuant to the terms of their employment agreements. In addition, Mr. Herington received reimbursement for spouse travel expenses to one business conference during the year. With respect to these perquisites, the Committee considered the cost of each perquisite and the total amount of compensation otherwise provided to each executive.

Summary of Certain Changes to Executive Compensation in 2016

The following is a brief summary of certain changes to the compensation of the members of the Executive Leadership Team for 2016, which is intended to provide additional information to stockholders in their review of the Company's 2015 executive compensation program. A more detailed description of compensation for 2016 will be included in the proxy statement for the 2017 annual meeting of stockholders.

2016 Executive Compensation Study. After three years of the Company operating under the current compensation program for the Executive Leadership Team, the Committee recently engaged SBCG (given SBCG’s familiarity with the Company’s compensation program in addition to the Committee’s satisfaction with the compensation consulting services provided by SBCG in the past) to update its assessment of the Company's compensation program. The Committee requested the 2016 study in keeping with its past practice to assess the Company’s compensation program relative to market approximately once every three years and to incorporate the Chief Security Officer position into the executive compensation program, given Ms. Holland’s promotion to the Executive Leadership Team in 2015.  The purpose of the study was to assist the Committee in making compensation determinations for 2016. Specifically, the Committee asked SBCG to:

●	Review and update the peer group, if necessary, used to benchmark executive compensation levels; and

●	Perform a competitive assessment of target pay opportunities for the Executive Leadership Team against the peer group and broader market survey data.

The peer group developed pursuant to the last study performed by SBCG for 2013 consisted of 19 companies in similar businesses and of comparable size to NIC at the time.  Since the 2013 study, five of the 19 peer group companies have been acquired or taken private, reducing to 14 the number of viable peers.  Those five companies were Open Table, Inc. (OPEN), Official Payments Holdings, Inc. (OPAY), Online Resources Corp. (ORCC), Vocus Inc. (VOCS) and Move Inc. (MOVE).   To offset the loss of the five companies, SBCG screened the broader market using several filters for additional peers and identified four companies for inclusion with similar business focus and customers to NIC (although not necessarily direct competitors), of comparable organizational size relative to NIC, and with similar multiples of market valuation to revenue to NIC.  The 18 members of the new peer group are as follows (new members of the peer group denoted by *):

ACI Worldwide, Inc. (ACIW)	j2 Global, Inc. (JCOM)
Blackbaud Inc. (BLKB)	Liquidity Services, Inc. (LQDT)
Bottomline Technologies, Inc. (EPAY)	LivePerson Inc. (LPSN)
CoStar Group Inc. (CSGP)	LogMeIn, Inc. (LOGM)*
DealerTrack Holdings Inc. (TRAK)	Perficient Inc. (PRFT)
DHI Group, Inc. (DHX)	Stamps.com, Inc. (STMP)*
Ebix, Inc.(EBIX)*	Tyler Technologies Inc. (TYL)
EPIQ Systems Inc.(EPIQ)	VASCO Data Security International, Inc. (VDSI)*
Higher One Holdings, Inc. (ONE)	XO Group Inc. (XOXO)

SBCG’s 2016 study indicated that total pay opportunities (cash, annual cash incentive and long-term equity incentives) for the four members of the Executive Leadership Team were generally at the low end of the competitive range compared to market (being the 18-member peer group), with the largest shortcoming attributable to long-term equity-based incentives.  SBCG looked to the 25th and 50th percentiles of market as key competitive pay boundaries for NIC, with the 25th percentile as the low end of the competitive range, and the 50th percentile as the high end, taking into consideration NIC’s overall size compared to many peer group members.  To this end, SBCG’s study indicated that NIC’s annual revenue was somewhat below the median of peers, with other measures of company size and scope, such as market value and profitability above peer medians, and assets and employee count below peer medians.  Specifically, the study indicated that:

●
Base salaries were generally at the 25th percentile of market for the Chief Executive Officer, Chief Financial Officer and Chief Security Officer, and below the 25th percentile for the Chief Operating Officer;

●
Target total annual cash (i.e., base salary and annual cash incentive) was at the 25th percentile of market for the Chief Executive Officer and below the 25th percentile for the Chief Financial Officer, Chief Operating Officer and Chief Security Officer; and

●	Target total annual compensation, inclusive of long-term, equity-based incentives, was below the 25th percentile for total pay for all four members of the Executive Leadership Team.

In terms of mix of pay between cash and equity, SBCG’s study indicated that long-term equity incentive opportunities were light in the overall mix of pay relative to competitive practice. SBCG recommends long-term equity incentives as the most natural lever to ensure the overall competitiveness of the Company’s executive compensation program going forward, and in doing so, linking incremental pay to longer-term Company performance and shareholder value.

Changes to executive compensation for 2016, in part stemming from SBCG’s recent study.  Building from the results of the 2016 study, the Committee Chair, in consultation with SBCG, developed pay recommendations for the Committee to consider in setting 2016 compensation for each of the four members of the Executive Leadership Team. In doing so, the Chair and the Committee targeted greater differentiation of pay among members of the Executive Leadership Team going forward – to more appropriately reflect differences in span of control, prominence and impact to the Company across executive roles, which also more closely reflects prevailing competitive practice in the market. In the past, certain members of the Executive Leadership Team, other than the Chief Executive Officer, had identical pay opportunities for base salary, annual cash incentive and long-term equity incentive. In determining pay opportunities going forward, as well as the greater differentiation in those pay opportunities, the Committee considered Company performance and the contributions of each of the four members of our Executive Leadership Team. The Committee also desired a continuation of the Company’s strong pay-for-performance philosophy with a primary emphasis on increasing executive compensation via performance-based incentives, and in particular, longer-term, equity-based pay.

In developing fresh pay opportunities for the Executive Leadership Team, the Committee, with input from SBCG, carried an underlying intention to increase total pay opportunities for the Executive Leadership team, in the aggregate, to more closely align with the 25th percentile levels of market (again, in part given the Company’s size relative to the peer group). At the same time, the Committee held constant the current structure of the compensation program for the Executive Leadership Team, consisting of base salary, an annual cash incentive, and a two-pronged, long-term equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a Company performance-based component.  Specifically, the Committee approved the following pay increases for each of the four members of the Executive Leadership Team (these changes reflect all of the performance and market factors above including that pay levels have largely remain unchanged for three years, since 2013).  SBCG and the Committee both acknowledged the larger step in pay levels and determined the resulting pay levels to be reasonable and appropriate for NIC.

●
Chief Executive Officer (Mr. Herington):  a 4% increase in both annual base salary and target cash incentive opportunity, and a 30% increase in total target long-term equity incentives – collectively, an 18% increase in target annual total pay, placing Mr. Herington’s target annual pay opportunities approximately at the 25th percentile of market.

●
Chief Operating Officer (Mr. Knapp):  a 6% increase in annual base salary, a 33% increase in target annual cash incentive opportunity, and a 68% increase in total target long-term equity incentives – collectively, a 38% increase in target annual total pay, placing Mr. Knapp’s target annual pay opportunities approximately at the 25th percentile of market, making Mr. Knapp the second highest paid member of the Executive Leadership Team and positioning him along the Chief Executive Officer succession path.

●
Chief Financial Officer (Mr. Kovzan):  a 6% increase in annual base salary, a 15% increase in target annual cash incentive opportunity, and a 33% increase in total target long-term equity incentives – collectively, a 19% increase in target annual total pay, placing Mr. Kovzan’s target annual pay opportunities approximately at the 25th percentile of market, making Mr. Kovzan the third highest paid member of the Executive Leadership Team.

●
Chief Security Officer (Ms. Holland): a 3% increase in annual base salary, a 24% increase in target annual cash incentive opportunity, and a very significant 194% increase in total target long-term equity incentives – collectively, a 48% increase in target annual total pay, placing Ms. Holland’s target annual total pay approximately at the 25th percentile of market, making Ms. Holland the fourth highest paid member of the Executive Leadership Team.  The increase in target annual total pay for Ms. Holland was the largest of the four members of the Executive Leadership Team, in part because Ms. Holland’s pay was substantially lower in 2015 – particularly her long-term equity incentive opportunity – before she and the security role were part of the Company’s Executive Leadership team.

On February 22, 2016, the Committee approved executive compensation for 2016, fully incorporating SBCG’s pay recommendations, and made certain other changes to the executive compensation program based on input from management and the Committee.

Stock Ownership Requirements for Executive Leadership Team Members and Non-Employee Directors

In 2011, the Board of Directors approved a stock ownership policy, to be administered by the Corporate Governance and Nominating Committee.  Both the Board and management believe such a policy generally represents a progressive governance posture and can help underscore a principal objective of equity-based compensation by fostering alignment of Board and management interests with those of stockholders.  The policy is based on a “multiple of” approach to stock ownership whereby ownership guidelines for the members of the Executive Leadership Team are based on a multiple of base salary and for non-employee directors are based on a multiple of annual cash retainer.  The policy’s stock ownership requirements for each participant are as follows:

●	Non-employee directors: four (4) times annual cash retainer

●	Chief Executive Officer: six (6) times annual base salary

●	The Company’s Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and Chief Security Officer: three (3) times annual base salary

NIC common stock that is vested and owned by the participant will count toward satisfaction of the policy’s requirements.  Stock owned by the participant includes shares owned outright (i.e., held individually or as co-owner with a spouse) and shares beneficially owned but held in trust or in another entity for the benefit of the participant and his or her immediate family.  Unvested equity awards do not count toward satisfaction of the policy’s requirements.  During times that the minimum ownership requirement is not attained, the participant is required to retain at least 50% (or such other percentage as subsequently set by the Corporate Governance and Nominating Committee) of net shares of common stock delivered through the Company’s equity compensation plans.  Net shares of common stock refer to those shares that remain after shares are forfeited, sold or netted to pay any exercise price of a stock option award and/or any withholding taxes with respect to a stock option award or the vesting of any restricted stock.  The policy contains a hardship provision administered by the Corporate Governance and Nominating Committee.

All non-employee directors and members of the Executive Leadership Team subject to the stock ownership requirements described herein currently meet such requirements, with the exception of Ms. Venmal (Raji) Arasu, who was appointed to the Board of Directors in May 2015 and does not currently own any shares of NIC stock outright.  Ms. Arasu is within the period allowed under the policy to come into compliance with the policy.

Prohibition of Hedging in Company Stock

All employees and non-employee directors of the Company are prohibited from trading in puts, calls or similar hedging options on the Company’s stock, or selling the Company’s stock “short,” as described in the Company’s Trading Policies and Disclosure of Non-Public Information.

Employment Agreements with Named Executive Officers

On February 5, 2013, the Company entered into employment agreements with each of Messrs. Herington, Kovzan, Bradley and Knapp.  The employment agreements each have substantially the same terms, except with respect to job titles and responsibilities and the amount payable to each executive officer, as described above. Each of the employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms. On May 5, 2015, the Company entered into an employment agreement with Ms. Holland, which included terms consistent with the employment agreements of the other executive officers, when she was promoted to the Executive Leadership Team.

On July 27, 2015, the Company entered into the first amendment to the employment agreements with each of Messrs. Herington, Kovzan, Bradley and Knapp and Ms. Holland. Each of the amendments is identical and makes the following changes to the employment agreements: (a) acknowledges the indemnification agreement previously entered into between the Company and the executive, clarifies that the executive shall be an officer covered by the indemnification agreement, and requires that such indemnification agreement be maintained throughout the period of the employment agreement; and (b) clarifies that any notice to the executive from the Company intending to terminate the executive’s employment for cause must include the facts and circumstances that are the basis for the termination.

The Committee believes that the employment agreements include certain provisions that reflect strong corporate governance practices, as well as protect stockholders’ interests in the event of a change of control of NIC or certain accounting restatements.  The employment agreements include a “double trigger” severance right under which an executive would only be entitled to severance payments in connection with a change of control if the executive terminates his employment for “Good Reason” or NIC terminates the executive without “Cause” (as each of those terms are defined in the agreement).  The Committee believes this provision protects stockholders’ interests in the event of a change of control by, among other things, ensuring continuity in management following the transaction.  The employment agreements also contain a clawback provision under which NIC may recoup incentive compensation paid to the executive in the event of an accounting restatement under certain circumstances.  The provision is based upon the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will apply following the SEC’s adoption of final rules regarding the same.

The employment agreements also provide additional protections to executives for certain compensation and benefits in the event of termination. The Company has also included termination provisions in the various plans and award agreements relating to incentive compensation in which the named executive officers participate, which provisions will apply to the extent not covered by the employment agreements, such as in the case of death, disability or retirement.  These provisions are described below under “Employment Agreements and Severance Payments.” The Committee believes these arrangements are reasonable and appropriate to retain and focus executives during periods of potential uncertainty.

The employment agreements also provide the executives with a contractual right to certain compensation and benefits consistent with NIC’s historical pay practices, such as rights to paid vacation and minimum target levels for incentive compensation based upon the executives’ base salaries.  The Committee believes these additional rights are appropriate given NIC’s historical and anticipated future pay practices.

In addition, each named executive officer has entered into indemnification agreements with NIC, each in a form approved by the Company’s Board and previously disclosed by the Company.  The Company has also entered into a form of the indemnification agreement with each of its directors.  The Company’s Board has further authorized the Company to enter into the form of indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board.  The indemnification agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement.  The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

For additional discussion of employment agreements with executive officers, refer to the discussion below set forth under “Employment Agreements and Severance Payments.”

The Executive Incentive Plan and Tax Considerations.

Section 162(m) of the Internal Revenue Code and the related regulations limit publicly-held companies, such as the Company, to an annual deduction for federal income tax purposes of $1 million for services performed by specified executive officers, usually its named executive officers other than the Chief Financial Officer, who are employed by the Company at the end of the year. However, if compensation meets the criteria for “qualified performance-based compensation,” the Company may deduct that compensation without limit under Section 162(m).

To qualify as performance based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by stockholders of the corporation before payment is made; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

As described above, one of the conditions for meeting the “qualified performance-based compensation” requirement is periodic stockholder approval of the material terms of the performance goals under which the compensation is paid.

In 2012, our Board of Directors adopted and our stockholders approved the NIC Inc. Executive Incentive Plan (“EIP”), which provided an upper limit on cash bonuses and performance-based equity awards to be awarded to key executives upon achievement of certain objective performance goals.  The EIP did not change the Company’s existing compensation programs and did not increase the number of shares of NIC common stock that have been authorized by stockholders for issuance under its stock plans. The EIP is intended to operate as an “umbrella plan” for granting cash bonuses and performance-based equity awards that are intended to qualify as performance-based compensation under our current and future compensation programs and that are intended to be deductible for federal income tax purposes under the Internal Revenue Code.

In early 2013, the Compensation Committee adopted the Management Annual Incentive Plan for Senior Executives (“MAIPSE”), which operates as a plan-within-a-plan under the EIP with respect to annual cash incentive bonuses.  Cash bonuses granted under that plan are intended to qualify as “qualified performance-based compensation” under Section 162(m).  The design of the MAIPSE gives the Committee discretion to establish bonuses for our executive officers based on an assessment of the individual’s achievements and overall contributions to the Company, while intending to preserve the Company’s ability to deduct the bonuses to the greatest extent permitted under Section 162(m).

The MAIPSE establishes an initial performance requirement, the “outer layer,” pursuant to which an executive may earn the initial right to receive the maximum bonus under the EIP.  The MAIPSE then establishes a second performance requirement, the “inner layer,” consisting of specific threshold, target and superior performance-weighted goals or objectives for operating income, total revenue and cash flow return on invested capital, similar to prior years.  The potentially achievable bonuses under this second performance requirement are all less than or equal to the maximum possible bonus specified in the EIP which was approved by the stockholders and operates as an “umbrella plan.”  This framework of a plan under an umbrella plan is intended to comply with the Section 162(m) regulations while allowing the program to operate similarly to prior years.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with the Company’s goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes.  In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

In 2014, the Committee adopted an amendment to the MAIPSE to require that executives be employed by the Company only through the end of the applicable performance period in order to be eligible for an annual cash incentive bonus. Previously, the MAIPSE required that executives be employed by the Company through the date on which the annual cash incentive bonus was paid.

_________________

COMPENSATION TABLES
_________________

The following Summary Compensation Table sets forth summary information as to compensation received by the persons who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2015 and the three most highly compensated other executive officers whose total adjusted compensation exceeded $100,000 during fiscal year 2015, which are collectively referred to herein as the “named executive officers” or “NEOs”.

SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation (Including Perquisites) ($)(5)	Total ($)
	(a)	(b)	(c)	(d)	(f)	(g)	(i)
Harry H. Herington (6)	2015	479,500	-	863,092	535,574	167,210	2,045,376
Chairman of the Board and Chief Executive	2014	479,500	-	1,143,891	643,424	154,235	2,421,050
Officer	2013	478,333	-	1,006,760	759,738	115,661	2,360,492

Stephen M. Kovzan (7)	2015	306,000	-	275,391	205,071	64,457	850,919
Chief Financial Officer	2014	306,000	-	365,006	246,366	64,248	981,620
	2013	305,250	-	321,233	290,903	55,011	972,397

William F. Bradley, Jr. (8)	2015	306,000	-	704,671	205,071	61,552	1,277,294
Former Executive Vice President, Chief	2014	306,000	-	365,006	246,366	80,264	997,636
Administrative Officer, General Counsel and Secretary	2013	305,250	-	321,233	290,903	70,523	987,909

Robert W. Knapp, Jr. (9)	2015	306,000	-	275,391	205,071	64,444	850,906
Chief Operating Officer	2014	306,000	-	365,006	246,366	64,463	981,835
	2013	305,250	20,000	321,233	290,903	55,225	992,611

Jayne Friedland Holland (10)	2015	276,083	-	177,000	69,580	31,659	554,322
Chief Security Officer

(1)
The “Option Awards” and “Change in Pension Value and Non-qualified Deferred Compensation Earnings” columns have been omitted from the Summary Compensation Table because the Company did not grant any stock option awards to the named executive officers in the years presented and does not provide a pension program or other non-qualified deferred compensation.

(2)
Amount for 2013 for Mr. Knapp represents a bonus paid in lieu of the sales commissions attributable to a seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal, which was signed prior to the time Mr. Knapp became an executive officer.

(3)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For Mr. Bradley, amounts also reflect the aggregate fair value of restricted shares of common stock that were modified in December 2015 to vest immediately, as further described in Note 8 below. Mr. Bradley retired from the Company on December 31, 2015. For assumptions used in determining these values, refer to Note 10 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.  For additional information regarding stock awards for the named executive officers, refer to the “Grants of Plan-Based Awards in Fiscal 2015” and “Outstanding Equity Awards at 2015 Fiscal Year-End” tables included in this Proxy Statement beginning on page 54.  The grant date fair value does not reflect dividends payable on unvested shares of service-based or performance-based restricted stock.  The value of dividends paid on service-based restricted stock and the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award, is reported in the All Other Compensation column and not in the Stock Awards column.

(4)
For 2015, for Messrs. Herington, Kovzan, Bradley and Knapp, amount consists of compensation earned in 2015, based on the Company’s fiscal 2015 financial performance, but paid in 2016 under the Company’s Management Annual Incentive Plan for Senior Executives, or MAIPSE. Compensation earned equaled approximately 111.7% of the Chief Executive Officer’s base salary as of the February 23, 2015 grant date and 67.0% of the base salary for the other three specified members of the Executive Leadership Team as of February 23, 2015. For 2014, amount consists of compensation earned in 2014, based on the Company’s fiscal 2014 financial performance, but paid in 2015 under the Company’s MAIPSE. Compensation earned equaled approximately 134% of the Chief Executive Officer’s base salary as of the February 24, 2014 grant date and 81% of the base salary for the other three specified members of the Executive Leadership Team as of February 24, 2014.  For 2013, amount consists of compensation earned in 2013, based on the Company’s adjusted fiscal 2013 financial performance, but paid in 2014 under the Company’s MAIPSE. Compensation earned equaled approximately 158% of the Chief Executive Officer’s base salary as of the February 5, 2013 grant date and 95% of the base salary for the other three specified members of the Executive Leadership Team as of February 5, 2013.  For Ms. Holland, the amount in 2015 consists of compensation earned in 2015, based on the Company’s fiscal 2015 performance, but paid in 2016 under the terms of her Profit Sharing and Incentive Program.  Compensation earned equaled 25% of Ms. Holland’s base salary pro rated for the May 5, 2015 increase to her base salary in conjunction with her promotion to the Executive Leadership Team.  For additional information regarding the Company’s annual cash incentive plans, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(5)
All Other Compensation includes (i) the dollar amount of cash dividends declared on unvested shares subject to a service-based restricted stock award during each year; (ii) the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award; (iii) the dollar amount of Company 401(k) matching funds earned during 2015; (iv) the dollar amount of executive life and disability premiums paid by the Company pursuant to the terms of each executive’s employment agreement; and (v) reimbursed spouse travel for Mr. Herington, as further discussed below in Note 6.  Under each award agreement relating to the performance-based restricted stock awards, the actual dividend is payable to the named executive officer in the form of shares of Company common stock at the end of the three-year performance period for each award, but only to the extent the underlying shares have vested. At the end of the three-year performance period and on the date some or all of the shares are vested under the award, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares earned and shall be paid to the named executive officers based upon the actual number of underlying shares vested during the performance period.  No dividends or dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period. The dollar amount of the dividends declared on service-based and performance-based restricted stock awards (based upon the assumed maximum vesting) for each named executive officer is described in Notes 6 through 10 below. The amounts shown do not reflect any forfeitures at the end of the respective performance period of dividends previously declared on shares of performance-based restricted stock (and disclosed in the table).

(6)	In February 2013, the Compensation Committee increased Mr. Herington’s base salary approximately 3% from $465,500 to $479,500, as a merit award primarily in recognition of the Company’s strong financial performance.

For 2015, All Other Compensation for Mr. Herington consists of the following items:

	●	Cash dividend equivalent of $0.55 per share on 80,641 unvested shares of service-based restricted stock declared by the Company in November 2015 – $44,353;
	●	Dividend equivalent of $0.55 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2013, 2014 and 2015 (See Note 5 above) – $90,545 (based upon the cash dividend declared in November 2015);
	●	Company 401(k) matching funds earned in 2015 – $9,000;
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2015 pursuant to the terms of Mr. Herington’s employment agreement – $21,044; and
	●	Spouse travel expense reimbursement to attend one business conference – $2,268.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Herington (which did not include dividends which may be paid on such restricted stock) was $959,000 in 2015, $959,000 in 2014 and $960,918 in 2013 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Herington’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(7)	In February 2013, the Compensation Committee increased Mr. Kovzan’s base salary approximately 3% from $297,000 to $306,000, as a merit award primarily in recognition of the Company’s strong financial performance.

For 2015, All Other Compensation for Mr. Kovzan consists of the following items:

	●	Cash dividend equivalent of $0.55 per share on 27,082 unvested shares of service-based restricted stock declared by the Company in November 2015 – $14,895;
	●	Dividend equivalent of $0.55 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2013, 2014 and 2015 (See Note 5 above) – $28,872 (based upon the cash dividend declared in November 2015);
	●	Company 401(k) matching funds earned in 2015 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2015 pursuant to the terms of Mr. Kovzan’s employment agreement – $11,690.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Kovzan (which did not include dividends which may be paid on such restricted stock) was $306,000 in each of 2015, 2014 and 2013, assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Kovzan’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(8)	In February 2013, the Compensation Committee increased Mr. Bradley’s base salary approximately 3% from $297,000 to $306,000, as a merit award primarily in recognition of the Company’s strong financial performance.

For 2015, All Other Compensation for Mr. Bradley consists of the following items:

	●	Cash dividend equivalent of $0.55 per share on 27,082 unvested shares of service-based restricted stock declared by the Company in November 2015 – $14,895;
	●	Dividend equivalent of $0.55 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2013 (See Note 5 above) – $10,363 (based upon the cash dividend declared in November 2015). The performance-based restricted stock awards granted to Mr. Bradley in 2014 and 2015 were forfeited upon his retirement effective December 31, 2015;
	●	Company 401(k) matching funds earned in 2015 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2015 pursuant to the terms of Mr. Bradley’s employment agreement – $27,294.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Bradley (which did not include dividends which may be paid on such restricted stock) was $306,000 in each of 2015, 2014 and 2013, assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Bradley’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on page 27.

Mr. Bradley retired from the Company effective December 31, 2015. On December 21, 2015, the Compensation Committee authorized the accelerated vesting of a portion of his unvested service-based restricted stock representing 21,813 shares. The dollar amount shown under the heading “Stock Awards” includes the aggregate fair value of such shares that were modified to immediately vest in conjunction with Mr. Bradley’s retirement, computed in accordance with FASB ASC Topic 718. The performance-based restricted stock awards granted to Mr. Bradley in 2014 and 2015 were forfeited upon his retirement.

(9)	In February 2013, the Compensation Committee increased Mr. Knapp’s base salary approximately 3% from $297,000 to $306,000, as a merit award primarily in recognition of the Company’s strong financial performance.

In 2013, Mr. Knapp was awarded a sales commission bonus of $20,000, as authorized by the Compensation Committee for efforts by Mr. Knapp in connection with the Company’s seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal, which was signed prior to the time Mr. Knapp became an executive officer.

For 2015, All Other Compensation for Mr. Knapp consists of the following items:

	●	Cash dividend equivalent of $0.55 per share on 27,082 unvested shares of service-based restricted stock declared by the Company in November 2015 – $14,895;
	●	Dividend equivalent of $0.55 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2013, 2014 and 2015 (See Note 5 above) – $28,872 (based upon the cash dividend declared in November 2015);
	●	Company 401(k) matching funds earned in 2015 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2015 pursuant to the terms of Mr. Knapp’s employment agreement – $11,677.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Knapp (which did not include dividends which may be paid on such restricted stock) was $306,000 in each of 2015, 2014 and 2013, assuming the highest level of performance conditions was achieved, while the amount reported in the Stock Awards column reflects the probable outcome of performance conditions. For additional information regarding Mr. Knapp’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(10)	In May 2015, the Compensation Committee increased Ms. Holland’s base salary to $306,000 upon her promotion to the Executive Leadership Team.

For 2015, All Other Compensation for Ms. Holland consists of the following items:

	●	Cash dividend equivalent of $0.55 per share on 18,301 unvested shares of service-based restricted stock declared by the Company in November 2015 – $10,066;
	●	Company 401(k) matching funds earned in 2015 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2015 pursuant to Ms. Holland’s employment agreement – $12,593.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

The following table sets forth information concerning grants of restricted stock awards and incentive plan awards to the named executive officers during the fiscal year ended December 31, 2015.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Harry H. Herington	2-23-15 2-23-15 2-23-15	239,750 - -	479,500 - -	800,765 - -	- 16,815 -	- 33,629 -	- 56,050 -	- - 33,629	- 287,700 575,392

Stephen M. Kovzan	2-23-15 2-23-15 2-23-15	91,800 - -	183,600 - -	306,000 - -	- 5,365 -	- 10,730 -	- 17,885 -	- - 10,730	- 91,800 183,591

William F. Bradley, Jr.	2-23-15 2-23-15 2-23-15 12-31-15	91,800 - - -	183,600 - - -	306,000 - - -	- 5,365 - -	- 10,730 - -	- 17,885 - -	- - 10,730 21,813	- 91,800 183,591 429,280

Robert W. Knapp, Jr.	2-23-15 2-23-15 2-23-15	91,800 - -	183,600 - -	306,000 - -	- 5,365 -	- 10,730 -	- 17,885 -	- - 10,730	- 91,800 183,591

Jayne Friedland Holland	2-23-15 1-15-15 7-17-15	- - -	69,580 - -	- - -	- - -	- - -	- - -	- 4,867 5,599	- 77,000 100,000

(1)
For Messrs. Herington, Kovzan, Bradley, and Knapp, represents a grant pursuant to the Company’s 2015 MAIPSE that will be paid out to each of the four specified members of the Executive Leadership Team if certain Company financial performance criteria are satisfied.  The Compensation Committee determined a “target” performance level for the Company for each of three performance criteria (operating income, total revenue and cash flow return on invested capital).  Performance of the Company at the target level will result in an annual cash incentive that is 100% of Mr. Herington’s base salary and 60% of the base salary for Messrs. Kovzan, Bradley, and Knapp.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 50% of Mr. Herington’s base salary for achieving “threshold” performance to 167% of Mr. Herington’s base salary for achieving “superior” performance, and ranging from 30% of base salary for Messrs. Kovzan, Bradley, and Knapp for achieving “threshold” performance to 100% of base salary for Messrs. Kovzan, Bradley, and Knapp for achieving “superior” performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation will be used.  No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level.  For Ms. Holland, represents a grant pursuant to the terms of her Profit Sharing and Incentive Program that will be paid out if the Company achieves a pre-established operating income goal for the year and will result in an award equal to 25% of Ms. Holland’s base salary, pro-rated for the May 5, 2015 increase to her base salary in conjunction with her promotion to the Executive Leadership Team. Annual incentive payments equaling approximately 111.7% of base salary were paid to Mr. Herington, 67.0% of base salary were paid to Messrs. Kovzan, Bradley, and Knapp and 25% of base salary were paid to Ms. Holland in early 2016 based on the Company’s fiscal 2015 financial performance in relation to the performance criteria and performance levels included in the respective annual cash incentive plans for 2015, as further discussed in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.  Under the MAIPSE for 2015 for Messrs. Herington, Kovzan, Bradley, and Knapp, the Committee retained sole discretion to reduce or eliminate an executive’s bonus to reflect either (i) the executive’s performance or (ii) unanticipated factors.  In addition, under the MAIPSE for 2015, the Committee had the discretion to adjust the calculated annual cash incentive amount (based on actual results vs. target) upwards or downwards by up to the maximum payout allowable under the plan based on the Company’s relative performance to market and/or its peer group for the performance period. For additional information regarding the Company’s 2015 annual cash incentive plans for the NEOs, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(2)
For Messrs. Herington, Kovzan, Bradley and Knapp, represents a grant of performance-based restricted stock on February 23, 2015 that will vest in whole or in part on February 23, 2018 if certain Company financial performance criteria are satisfied.  The annual grants of performance-based restricted stock tied to three-year performance periods.  A new three-year period is intended to begin each year.  At the end of each three-year period, the specified members of the Executive Leadership Team receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  The three-year performance period for this grant is the three-year period ending December 31, 2017.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  The amount of restricted stock to be awarded at the end of each three-year performance period to Mr. Herington for Company performance at the target levels is 120% of the executive’s base salary, and the amount to be awarded to the other specified members of the Executive Leadership Team for Company performance at target levels is 60% of each executive’s annual base salary.  The grant incorporates a range of possible equity incentives above and below target performance.  For Mr. Herington, this range is from 60% of base salary for achieving threshold performance to 200% of base salary for achieving superior performance.  For the other specified members of the Executive Leadership Team, this range is from 30% of base salary for achieving threshold performance to 100% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.  The performance-based restricted stock granted to Mr. Bradley on February 23, 2015 was forfeited upon his retirement on December 31, 2015.

Each specified member of the Executive Leadership Team has the opportunity to receive dividend equivalents for any cash dividend declared during the three-year performance period on shares subject to a performance-based restricted stock award, which dividend equivalents are payable in the form of shares of Company common stock, based upon the pro rata number of shares earned and vested under each performance-based restricted stock award. Such cash dividend amount shall be divided by the fair value of the Company’s common stock on the dividend payment date to determine the maximum number of notional shares to be awarded. At the end of the three-year performance period and on the date some or all of the shares are paid, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares and paid to each specified member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period. No dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period. Such dividend shares are not included in the calculation of the estimated future payouts under equity incentive plan awards. For additional information regarding the Company’s long-term, equity-based incentives, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(3)
For Messrs. Herington, Kovzan, Bradley and Knapp, includes a grant of service-based restricted stock on February 23, 2015. The amount of restricted stock awarded to Mr. Herington was 120% of the executive’s base salary, and the amount of restricted stock awarded to Messrs. Kovzan, Bradley, and Knapp was 60% of each executive’s base salary. The number of shares granted was based upon the closing market price of the Company’s Common Stock on February 23, 2015 of $17.11 per share. The grant vests in four equal annual installments beginning on February 23, 2016. For Mr. Bradley, also includes 21,813 unvested shares of service-based restricted stock that were modified to immediately vest in conjunction with his retirement, as authorized by the Compensation Committee on December 21, 2015. Mr. Bradley retired from the Company effective December 31, 2015. Mr. Bradley forfeited his remaining unvested service-based restricted shares upon his retirement. For Ms. Holland, represents grants of service-based restricted stock on January 15, 2015 and July 17, 2015, respectively. The amount of restricted stock awarded to Ms. Holland on January 15, 2015 was 35% of her then current base salary. The number of shares granted was based upon the closing market price of the Company’s Common Stock on January 15, 2015 of $15.82 per share. The grant vests in four equal annual installments beginning on January 15, 2016. The restricted stock award to Ms. Holland on July 17, 2015 was granted in recognition of her promotion to the Executive Leadership Team. The number of shares granted was based upon the closing market price of the Company’s Common Stock on July 17, 2015 of $17.86 per share. The grant vests in four equal annual installments beginning on July 17, 2016. For additional information regarding the Company’s long-term, equity-based incentives for all of the named executive officers, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(4)
Represents the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718, and with respect to the modification of Mr. Bradley’s awards on December 31, 2015, represents the aggregate fair value of the shares that were modified to immediately vest in conjunction with Mr. Bradley’s retirement, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers. However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award. For assumptions used in determining these values, refer to Note 10 of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. The grant date fair value did not reflect future dividends which might be paid on unvested shares of service-based or performance-based restricted stock. The value of dividends declared on such restricted stock is reported in the All Other Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information concerning outstanding restricted stock awards for the named executive officers at December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Harry H. Herington (2)	-	-	-	-	-	80,641	1,587,015	164,628	3,239,879

Stephen M. Kovzan (3)	-	-	-	-	-	27,082	532,974	52,493	1,033,062

William F. Bradley, Jr. (4)	-	-	-	-	-	-	-	18,842	370,811

Robert W. Knapp, Jr. (5)	-	-	-	-	-	27,082	532,974	52,493	1,033,062

Jayne Friedland Holland (6)	-	-	-	-	-	18,301	360,164	-	-

(1)	The closing sales price per share of the Company’s Common Stock on December 31, 2015, was $19.68.

(2)	At December 31, 2015, Mr. Herington directly owned the following unvested restricted stock awards:

	(i)	7,062 shares of service-based restricted stock, which vest on January 30, 2016;

	(ii)	17,717 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on February 5, 2016;

	(iii)	22,233 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning on February 24, 2016;

	(iv)	33,629 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning on February 23, 2016;

	(v)	59,170 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2015, excluding 4,277 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 5, 2016, if certain Company financial performance criteria are satisfied;

	(vi)	49,408 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2016, excluding 2,844 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 24, 2017, if certain Company financial performance criteria are satisfied; and

	(vii)	56,050 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2017, excluding 1,650 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 23, 2018, if certain Company financial performance criteria are satisfied.

(3)	At December 31, 2015, Mr. Kovzan owned the following unvested restricted stock awards:

	(i)	3,605 shares of unvested service-based restricted stock, which vest on January 30, 2016;

	(ii)	5,653 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 5, 2016;

	(iii)	7,094 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 24, 2016;

	(iv)	10,730 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 23, 2016;

	(v)	18,842 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2015, excluding 1,361 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 5, 2016, if certain Company financial performance criteria are satisfied;

	(vi)	15,766 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2016, excluding 907 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 24, 2017, if certain Company financial performance criteria are satisfied; and

	(vii)	17,885 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2017, excluding 526 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 23, 2018, if certain Company financial performance criteria are satisfied.

(4)	At December 31, 2015, Mr. Bradley owned the following unvested restricted stock awards:

	(i)	18,842 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2015, excluding 1,361 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 5, 2016, if certain Company financial performance criteria are satisfied. Mr. Bradley retired from the Company effective December 31, 2015. On December 21, 2015, the Compensation Committee determined that, in consideration of Mr. Bradley’s many years of dedicated service to the Company, his willingness to periodically, on an as-needed basis, meet with and provide guidance to the Company post-retirement and the fact that he was employed during the entirety of the performance period, it was appropriate and in the best interests of the Company and its stockholders to waive the condition that Mr. Bradley remain in continuous service with the Company through the applicable vesting date to allow the shares awarded pursuant to the 2013 Performance Award Agreement (and accrued dividend shares) to vest on February 5, 2016, if, and to the extent that, the applicable performance terms and conditions were determined by the Committee to have been satisfied. The Company and Mr. Bradley entered into an amendment to the 2013 Performance Award Agreement dated December 23, 2015, in order to effectuate the waiver of the service-based condition associated with the 2013 Performance Award Agreement and allow such shares to vest if, and to the extent that, the Committee determined such award’s performance terms and conditions were satisfied. Mr. Bradley’s remaining shares of performance-based restricted stock granted in 2014 and 2015 were forfeited upon his retirement.

(5)	At December 31, 2015, Mr. Knapp owned the following unvested restricted stock awards:

	(i)	3,605 shares of unvested service-based restricted stock, which vest on January 30, 2016;

	(ii)	5,653 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 5, 2016;

	(iii)	7,094 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 24, 2016;

	(iv)	10,730 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 23, 2016;

	(v)	18,842 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2015, excluding 1,361 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 5, 2016, if certain Company financial performance criteria are satisfied;

(vi)
15,766 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2016, excluding 907 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 24, 2017, if certain Company financial performance criteria are satisfied; and

	(vii)	17,885 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2017, excluding 526 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2015) issued pursuant to an equity incentive plan which will vest in whole or in part on February 23, 2018, if certain Company financial performance criteria are satisfied.

(6)	At December 31, 2015, Ms. Holland owned the following unvested restricted stock awards:

	(i)	1,235 shares of unvested service-based restricted stock, which vest on February 21, 2016

	(ii)	1,835 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 25, 2016;

	(iii)	2,704 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 24, 2016;

(iv)	2,061 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on May 5, 2016;

(v)	4,867 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 15, 2016; and

(vi)	5,599 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on July 17, 2016.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table sets forth information concerning stock option exercises and shares of restricted stock acquired on vesting by the named executive officers during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
(a)	(b)	(c)	(d)	(e)
Harry H. Herington	-	-	60,277	885,482
Stephen M. Kovzan	-	-	23,973	402,914
William F. Bradley, Jr. (2)	-	-	45,786	832,194
Robert W. Knapp, Jr.	-	-	23,973	402,914
Jayne Friedland Holland	-	-	3,739	64,205

(1)
The “value realized” on vesting of a restricted stock award is calculated based on the per share closing market price for our common stock on the vesting date of the award multiplied by the number of shares vested.

(2)
Mr. Bradley retired from the Company effective December 31, 2015. On December 21, 2015, the Compensation Committee determined that, in consideration of Mr. Bradley’s many years of dedicated service to the Company and his willingness to periodically, on an as-needed basis, meet with and provide guidance to the Company post-retirement, it was appropriate and in the best interests of the Company and its stockholders to accelerate the vesting of a portion of his unvested service-based restricted stock representing 21,813 shares. Mr. Bradley forfeited his remaining balance of 5,269 shares of unvested service-based restricted stock upon his retirement.

The “Pension Benefits” and “Non-qualified Deferred Compensation” tables have been omitted because NIC does not provide such compensation.

_________________

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS
_________________

Employment Agreements

           On February 5, 2013, the Company entered into employment agreements with each of Messrs. Herington, Kovzan, Bradley and Knapp.  On July 27, 2015, the Company entered into the first amendment to the employment agreements with each of Messrs. Herington, Kovzan, Bradley and Knapp. Ms. Holland, who was appointed an Executive Officer in May 2015, entered into an employment agreement with the Company on terms consistent with the employment agreements of the other executive officers. Ms. Holland also executed an amendment. The Compensation Committee determined the employment agreements were appropriate and desirable for the reasons set forth under “Compensation Discussion and Analysis – Agreements with Executive Officers” in this Proxy Statement beginning on page 44.

           The employment agreements each have substantially the same terms, except with respect to job titles and responsibilities.  Mr. Herington currently serves as the Company’s Chief Executive Officer, and was entitled to a minimum annual base salary of $465,500 under his employment agreement.  Mr. Kovzan currently serves as the Company’s Chief Financial Officer, and was entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Bradley served as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Secretary until his retirement on December 31, 2015, and was entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Knapp currently serves as the Company’s Chief Operating Officer, and was entitled to a minimum annual base salary of $297,000 under his employment agreement. At its meeting on February 5, 2013, the Board, based upon the recommendation of the Compensation Committee, increased the salaries reflected above by three percent (3%) for 2013. No changes were made to the base salaries of the four specified Executive Leadership Team members by the Compensation Committee for 2014 or 2015. Ms. Holland serves as the Company’s Chief Security Officer, and is entitled to a minimum annual base salary of $306,000 under her employment agreement.

           In connection with entering into the employment agreements, Messrs. Herington, Kovzan, Bradley and Knapp and Ms. Holland have each entered into a proprietary information and inventions agreement and a non-competition agreement, each of which are substantially similar to the prior forms of agreements entered into between each executive and the Company.  If the executive’s employment with the Company terminates for any reason, the agreements provide collectively that the executive:  (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; (c) will not, for three years following termination, solicit any of the Company’s employees or customers; and (d) will not, for two years following termination, own (whether in whole or part), aid, or render services to, directly or indirectly, or engage in certain activities with respect to, any competitor of NIC.

           Under the employment agreements, Messrs. Herington, Kovzan, Bradley and Knapp and Ms. Holland are entitled to a minimum annual base salary, which may be increased by the Compensation Committee, as well as other benefits that are generally available to NIC employees.    Each executive is also entitled to: (a) paid vacation; (b) reimbursement of reasonable and necessary business expenses incurred by the executive in connection with his duties in accordance with the Company’s policies; and (c) participate in and receive benefits under executive life insurance and disability policies.  Messrs. Herington, Kovzan, Bradley and Knapp are also entitled to participate, at a level commensurate with his position, in the Company’s annual performance-based cash bonus plan and long-term equity incentive plan. For Mr. Herington, the minimum target amount payable under the annual performance-based cash bonus plan is 80% of the executive’s salary and the minimum target amounts under the service-based and performance-based components of the long-term equity incentive plan are 75% and 100% of the executive’s salary, respectively.  For Messrs. Kovzan, Bradley and Knapp, the minimum target amount payable under each plan, including under both the service-based and performance-based components of the long-term incentive plan, is 60% of the executive’s salary.  Ms. Holland is entitled to participate in the Company’s annual cash incentive award plan and the service-based component of the long-term equity incentive plan.  For Ms. Holland, the minimum target amount payable under the annual cash incentive plan is 25% of the executive’s salary and the minimum target amount payable under the service-based component of the long-term equity incentive plan is 35% of the executive’s salary.

           Each of the employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms.

 Payments upon Termination of Employment or Change of Control

The following discussion summarizes each of the employment agreements and describes the payments and benefits that would be provided to each of the named executive officers if their employment was terminated, including termination in connection with a change of control of NIC, in each case, as of December 31, 2015.

Under the employment agreements which became effective February 5, 2013, as amended, the Company may terminate the employment of the executive at any time, with or without “Cause,” or the executive may voluntarily terminate his employment for “Good Reason” or at any time and for any reason.  “Cause” is defined in the employment agreements as the executive’s conviction of any felony or willful and deliberate failure to perform such executive’s customary duties in a manner consistent with the manner reasonably prescribed by the Board (other than any failure resulting from incapacity due to physical or mental illness, disability or death).  “Good Reason” is defined in the employment agreements generally as: (a) any material reduction in the executive’s compensation; (b) requiring the executive to relocate more than 60 miles from the Company’s current location; or (c) any material breach of the employment agreement by the Company.

Cash Severance Payments – Employment Agreements. Under the employment agreements, upon the executive's termination for any reason, the executive will receive: (a) accrued and unpaid salary through the termination date; (b) any earned but unpaid annual bonus for a previously completed fiscal year (but not for the year in which the termination occurs); (c) reimbursement of reimbursable expenses; (d) COBRA continuation coverage benefits and other employee benefits through the termination date; and (e) such other compensation, if any, which the Company’s Board of Directors may elect to pay or grant (collectively, the "Base Termination Benefits").  If the Company terminates the executive for Cause, or the executive voluntarily terminates his employment without Good Reason, the executive would only be entitled to the foregoing benefits.

Under the employment agreements, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, the executive is entitled to receive, in addition to the Base Termination Benefits, The amounts described under “Severance”, “Life, Health and Other Benefits” and “Annual Incentive Plan” in Note 1 to the table below.

           As described further below, the executive may also be entitled to certain severance pay if a “Change of Control” of the Company occurs, and within either the six-month period ending on the date of the “Change of Control” or the 18-month period beginning on the date of the “Change of Control,” the executive’s employment is terminated without Cause or the executive terminates employment for Good Reason.  In such event, the executive is entitled to receive, in addition to the Base Termination Benefits, the amounts described under “Severance”, “Life, Health and Other Benefits” and “Annual Incentive Plan” in Note 6 to the table below. The employment agreements provide for reductions in the amounts payable to the extent the present value of compensation would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

           Under the employment agreements, a “Change of Control” will be deemed to have occurred if: (a) any person (other than a trustee or a fiduciary holding securities under the Company’s employee benefit plan) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Company’s Common Stock; (b) a merger or consolidation of the Company is consummated with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation; (c) “Continuing Directors” (defined to include current Board members and future directors approved by a majority of continuing directors) no longer constitute at least a majority of the Company’s board; (d) the sale of all or substantially all of the assets of the Company; or (e) the liquidation or dissolution of the Company.

           Under the employment agreements, in the event of the executive’s death, the executive’s designated beneficiaries will be entitled to receive, in addition to the Base Termination Benefits, the amounts described under “Life, Health and Other Benefits” in Note 4 to the table below.

           If the Company terminates the executive’s employment due to disability (as defined in the Company’s disability policies), the executive is entitled to receive under the employment agreement and the Company’s disability policies, in addition to the Base Termination Benefits, the amounts described under “Severance” and “Life, Health and Other Benefits” in Note 5 to the table below.

          Cash Severance Payments – Annual Incentive Plan. Messrs. Herington, Kovzan, Bradley and Knapp and Ms. Holland are each eligible participants under the Company’s annual cash incentive plans, which provide each executive with an annual cash incentive payment generally based on a percentage of his/her base salary if and to the extent pre-established Company performance goals are met for a given one-year performance period.  The performance goals and potential payment amounts are established on an annual basis.

           Under the plans, if the executive voluntarily terminates his/her employment prior to the end of the applicable performance period (other than for Good Reason, which is governed by his/her employment agreement, or retirement) or if the executive’s employment is terminated for “Cause” prior to the end of the applicable performance period, all amounts payable to the executive under the annual cash incentive plan are forfeited.  The plan references the executive’s employment agreement for the definition of “Cause.”  If the executive's employment is terminated prior to the end of the performance period due to retirement, death or disability, the executive will be entitled to the amounts described under “Annual Incentive Plan” in Notes 3, 4 and 5 to the table below, respectively.  Under the employment agreements, payments of incentive cash compensation for the applicable year of a termination of employment relating to a “Change of Control” would be governed by the employment agreements rather than the annual cash incentive plan.

           Restricted Stock. Messrs. Herington, Kovzan, Bradley and Knapp have two forms of restricted stock agreements for each year awards are granted that govern the terms of each of the executive’s restricted stock awards granted under the Company’s 2015 Stock Compensation Plan.  One form of agreement requires no execution by the recipient, applies automatically upon award, and is the same for all Company recipients of service-based restricted stock awards granted under the 2015 Stock Compensation Plan.  This agreement governs the terms of the executive’s service-based restricted stock awards (the “Service-Based Restricted Stock Agreement”).  The service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.  Ms. Holland’s service-based restricted stock award is also subject to the Service-Based Restricted Stock Agreement for each award, which defines the calculation methodology. Her service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.

           The other form of agreement governs the terms of the executive’s performance-based restricted stock awards (the “Performance-Based Restricted Stock Agreement”) and a copy of the agreement is executed by the executive in connection with the grant of performance-based stock each year.  The performance-based restricted stock awards are tied to a three-year performance period and the actual number of shares (including dividend shares payable for such awards), if any, vested at the end of the period is based on pre-established Company performance goals.  The Performance-Based Restricted Stock Agreements entered into by Messrs. Herington, Kovzan, Bradley, and Knapp are in substantially the same form, except for provisions regarding the number of shares to be awarded at the end of the performance period.  Ms. Holland has not received performance-based restricted stock awards.

           The treatment of restricted stock upon termination of employment is governed by the employment agreements and the Restricted Stock Agreements described above. Under the employment agreements, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, the executive is entitled to receive, with respect to equity incentives, the amounts described under “Service-Based Restricted Stock” and “Performance-Based Restricted Stock” in Note 1 to the table below.

           Under the employment agreements, if a Change of Control of the Company occurs, and within either the six-month period ending on the date of the Change of Control or the 18-month period beginning on the date of the Change of Control, the executive’s employment is terminated without Cause or the executive terminates employment for Good Reason, the executive will receive, with respect to equity incentives, the amounts described under “Service-Based Restricted Stock” and “Performance-Based Restricted Stock” in Note 6 to the table below. The employment agreements provide for reductions in the amounts payable to the extent the present value of compensation would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

           The Service-Based Restricted Stock Agreements and Performance-Based Restricted Stock Agreements continue to apply to a Change of Control or termination of employment from and after February 5, 2013 only to the extent that the employment agreements are not applicable. Under the Service-Based Restricted Stock Agreements, if the executive’s employment is terminated for any reason, including retirement, death or disability, all outstanding unvested shares of restricted stock under the Service-Based Restricted Stock Agreement are forfeited.  Under the Performance-Based Restricted Stock Agreements, if the executive’s employment is terminated for any reason, other than in the case of death, disability or a Change of Control (as described above), all undelivered shares of restricted stock under the Performance-Based Restricted Stock Agreement are forfeited (including dividend shares payable for such awards), provided that if the executive’s employment is terminated for death or disability, the executive is entitled to a pro rata portion of the undelivered shares (including dividend shares payable for such awards) based upon the number of months the executive was employed during the performance period and the Company’s actual performance (only if such performance is met).

The following table is a summary of the aforementioned payments and benefits that would be provided to each of the named executive officers if (i) their employment was terminated or (ii) their employment was terminated in connection with a change of control of NIC, in each case, as of December 31, 2015.

Name and Form of Payment	Involuntary Termination w/o Cause or Voluntary Termination w/ Good Reason (Other than in Connection w/ Change of Control)	Involuntary Termination for Cause or Voluntary Termination w/o Good Reason	Retirement	Death	Disability	Involuntary Termination w/o Cause or Voluntary Termination w/ Good Reason in Connection w/ Change of Control
	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)
Harry H. Herington
Severance	$2,478,476	$-	$-	$-	$1,480,000	$2,478,476
Life, Health & Other Benefits	42,990	16,153	16,153	975,153	58,081	42,990
Annual Incentive Plan	535,574	535,574	535,574	535,574	535,574	479,500
Service-Based Restricted Stock	1,587,015	-	-	-	-	1,587,015
Performance-Based Restricted Stock	1,875,959	-	-	1,875,959	1,875,959	2,045,876
Total	$6,520,014	$551,727	$551,727	$3,386,686	$3,949,614	$6,633,857

Stephen M. Kovzan
Severance	$1,193,806	$-	$-	$-	$1,441,888	$1,193,806
Life, Health & Other Benefits	33,285	6,448	6,448	618,448	39,341	33,285
Annual Incentive Plan	183,600	205,071	205,071	205,071	205,071	183,600
Service-Based Restricted Stock	532,974	-	-	-	-	532,974
Performance-Based Restricted Stock	598,550	-	-	598,550	598,550	652,748
Total	$2,542,215	$211,519	$211,519	$1,422,069	$2,284,850	$2,596,413

William F. Bradley, Jr.
Severance	$1,193,806	$-	$-	$-	$1,423,888	$1,193,806
Life, Health & Other Benefits	26,837	-	-	612,000	48,592	26,837
Annual Incentive Plan	205,071	205,071	205,071	205,071	205,071	183,600
Service-Based Restricted Stock	-	-	-	-	-	-
Performance-Based Restricted Stock	332,765	-	-	332,765	332,765	238,529
Total	$1,758,479	$205,071	$205,071	$1,149,836	$2,010,316	$1,642,772

Robert W. Knapp, Jr.
Severance	$1,193,806	$-	$-	$-	$1,441,888	$1,193,806
Life, Health & Other Benefits	47,090	20,253	20,253	632,253	52,773	47,090
Annual Incentive Plan	205,071	205,071	205,071	205,071	205,071	183,600
Service-Based Restricted Stock	532,974	-	-	-	-	532,974
Performance-Based Restricted Stock	598,550	-	-	598,550	598,550	652,748
Total	$2,577,491	$225,324	$225,324	$1,435,874	$2,298,282	$2,610,218

Jayne Friedland Holland
Severance	$751,160	$-	$-	$-	$1,227,196	$751,160
Life, Health & Other Benefits	50,375	23,538	23,538	635,538	56,655	50,375
Annual Incentive Plan	69,580	69,580	69,580	69,580	69,580	69,580
Service-Based Restricted Stock	360,164	-	-	-	-	360,164
Total	$1,231,279	$93,118	$93,118	$705,118	$1,353,431	$1,231,279

(1)
“Severance” amount includes a lump sum payment equal to the sum of: (i) two (2) times the executive’s base salary in effect on the date of termination; and (ii) two (2) times the largest cash award received by the executive under the Annual Incentive Plan during the immediately preceding three annual incentive periods.  “Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) a lump sum payment equal to 150% of the Company’s portion of the annual costs (determined as of the date of termination) associated with providing the executive and eligible family members with medical and health benefits coverage under the Company’s group health plans.  “Annual Incentive Plan” amount includes the amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination, which: (i) for Mr. Kovzan is payable based upon target performance; and (ii) for all other executives, is payable based solely upon actual performance.  “Service-Based Restricted Stock” amount includes the market value of unvested service-based restricted stock subject to accelerated vesting.  “Performance-Based Restricted Stock” amount includes the market value of unvested performance-based restricted stock subject to accelerated vesting, which vests and is payable based solely upon actual performance (which for current performance periods that have not yet been completed is being estimated by extrapolating from the actual performance during the completed portion of such periods).

(2)	“Life, Health and Other Benefits” amount includes payment of accrued paid vacation time.

(3)
“Life, Health and Other Benefits” amount includes payment of accrued paid vacation time.  “Annual Incentive Plan” amount includes the pro rata amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination (based on the number of days worked) based solely upon actual performance.

(4)
“Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) payment of the proceeds from the executive’s life insurance policy payable by the insurer, the proceeds of which are equal to two (2) times the executive’s base salary. “Annual Incentive Plan” amount includes the pro rata amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination (based on the number of days worked) based solely upon actual performance.  “Performance-Based Restricted Stock” amount includes the market value of a pro rata portion of unvested performance-based restricted stock subject to accelerated vesting (based on the number of months worked during the performance period), which vests and is payable based solely upon actual performance.

(5)
“Severance” amount includes salary continuation benefits payable to the executives under their respective employment agreements and the Company’s disability policies.  Under the employment agreements, each executive is entitled to salary continuation benefits for a period of one year following the date of disability consisting of a payment equal to such executive’s base salary then in effect, reduced by payments made to the executive under the Company’s disability policies.  Following the one year period, the executive is then to receive only payments under the Company’s disability policies.  Under the Company’s disability policies, each executive is also entitled to a lump sum payment of $1,000,000 if the executive is disabled for more than 365 days.  “Severance” amount reflects the amount which each executive would receive if such executive qualified as disabled for a one year period and therefore reflects the payment of the salary continuation benefit for one year and the lump sum payment.  For each executive, the entire amount of the salary continuation benefit would be paid under the Company’s disability policies because the amount payable under such policies would exceed their base salary, such amounts payable as follows: Mr. Herington ($480,000); Mr. Kovzan ($441,888); Mr. Bradley ($423,888); Mr. Knapp ($441,888); and Ms. Holland ($227,196).  “Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) the value of medical, dental, supplemental life, life and disability insurance premiums paid by the Company for each executive for a period of one year following termination due to disability.  “Annual Incentive Plan” amount includes the pro rata amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination (based on the number of days worked) based solely upon actual performance.  “Performance-Based Restricted Stock” amount includes the market value of a pro rata portion of unvested performance-based restricted stock subject to accelerated vesting (based on the number of months worked during the performance period), which vests and is payable based solely upon actual performance.

(6)
“Severance” amount includes a lump sum payment equal to the sum of: (i) two (2) times the executive’s base salary in effect on the date of termination; and (ii) two (2) times the largest cash award received by the executive under the Annual Incentive Plan during the immediately preceding three annual incentive periods.  “Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) a lump sum payment equal to 150% of the Company’s portion of the annual costs (determined as of the date of termination) associated with providing the executive and eligible family members with medical and health benefits coverage under the Company’s group health plans.  “Annual Incentive Plan” amount includes the amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination as if target performance had been achieved.  “Service-Based Restricted Stock” amount includes the market value of unvested service-based restricted stock subject to accelerated vesting.  “Performance-Based Restricted Stock” amount includes the market value of unvested performance-based restricted stock subject to accelerated vesting, which vests as if target performance for such awards had been achieved.

(7)	Market value is based on the closing sales price per share of the Company’s Common Stock on December 31, 2015 of $19.68 per share.

_________________

EXECUTIVE OFFICERS
_________________

Below is certain information regarding the executive officers of the Company who are not directors.  Mr. Herington, Chief Executive Officer, is profiled under the Directors section which begins on page 22, because he also serves as Chairman of the Board of Directors. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Harry H. Herington	56	Chief Executive Officer
Stephen M. Kovzan	47	Chief Financial Officer
Robert W. Knapp, Jr.	47	Chief Operating Officer
Jayne Friedland Holland	52	Chief Security Officer
Ron E. Thornburgh	53	Senior Vice President of Business Development
William A. Van Asselt	41	General Counsel

Stephen M. Kovzan has served as the Company’s Chief Financial Officer since August 2007. Mr. Kovzan joined the Company in October 1999 and served as the Company’s Controller until September 2000, at which time he became the Company’s Vice President of Financial Operations and Chief Accounting Officer, serving as such until August 2007.  After being appointed Chief Financial Officer in August 2007, he also continued to perform the functions of Chief Accounting Officer until January 2011.  Mr. Kovzan currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP.  Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

Robert W. Knapp, Jr. was appointed to the position of Chief Operating Officer in February 2012.  From February 2009 until this appointment, he served as the Company’s Executive Vice President.  Mr. Knapp joined the Company in November 1999 and has served in various management capacities, including Director of Marketing for the Company’s Indiana portal subsidiary, President and General Manager of the Company’s Kansas portal subsidiary, Regional Manager, and most recently Vice President of Portal Operations.  Mr. Knapp currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Prior to joining the Company, Mr. Knapp was a director of information systems with Alltel.  Mr. Knapp holds a B.S. in business administration and an M.B.A from the University of Tulsa.

Jayne Friedland Holland was appointed to the position of Chief Security Officer in May 2015. From December 2006 until this appointment, she served as the Company’s Chief Security Officer and Associate General Counsel. Ms. Holland joined the Company in June 2005 and served as the Company’s Associate General Counsel. In her role as Chief Security Officer, she oversees the Company’s security management program. Prior to joining the Company, Ms. Holland served as Vice President and General Counsel for ESI and began her career as a trial attorney in New Orleans. Ms. Holland holds a B.A. degree in Political Science from Newcomb College of Tulane University and a J.D. degree from Tulane University School of Law.

Ron E. Thornburgh has served as the Company’s Senior Vice President of Business Development since February 2010, where he leads the Company’s national sales and marketing efforts. Mr. Thornburgh joined the Company in February 2010. Prior to joining the Company, he served fifteen years as Kansas Secretary of State. In 2002 he was recognized as a Digital Government “Agent of Change” by the Massachusetts Institute of Technology after leading Kansas to national prominence with the introduction of the Kansas Online Uniform Commercial Code filing system in July 2001. He has served on several government association and nonprofit boards, including five-time honorary chairman of the Kansas Law Enforcement Special Olympics Torch Run and Past President of the National Association of Secretaries of State. Mr. Thornburgh holds a Bachelor of Science degree in Criminal Justice from Washburn University.

William A. Van Asselt was appointed to the position of General Counsel in January 2016. From March 2014 until this appointment, he served as the Company’s Deputy General Counsel. Mr. Van Asselt joined the Company in June 2010 and served as Associate General Counsel. Prior to joining the Company, Mr. Van Asselt practiced law at Lathrop & Gage LLP, and previously at Hogan Lovells in Washington D.C. where his practice focused on contract negotiations, corporate mergers & acquisitions, telecommunications law and corporate governance. Prior to attending law school, Mr. Van Asselt served as the Executive Director for the Martin Luther King, Jr. National Memorial Project Foundation in Washington D.C. Mr. Van Asselt holds a B.A. degree in Political Science from the University of Missouri and a J.D. degree from Harvard Law School.

_______________

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
_________________

The following table sets forth, as of March 4, 2016, certain information about shares of the Company’s Common Stock beneficially owned by (i) each director; (ii) each stockholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock (based on SEC filings); (iii) the named executive officers, and (iv) all directors and executive officers as a group.  Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

	Shares Beneficially Owned(1)
	Number	Percentage(2)
Named Executive Officers and Directors
Ross C. Hartley (3)	1,576,589	2.4%
Harry H. Herington (4)	756,051	1.1%
William F. Bradley, Jr. (5)	681,128	1.0%
Stephen M. Kovzan (6)	154,222	*
Robert W. Knapp, Jr. (7)	136,834	*
Jayne Friedland Holland (8)	96,075	*
Art N. Burtscher (9)	216,769	*
Pete Wilson (10)	66,732	*
William M. Lyons (11)	50,053	*
Alexander C. Kemper (12)	44,557	*
Karen S. Evans (13)	21,114	*
C. Brad Henry (14)	21,114	*
Venmal (Raji) Arasu (15)	7,042	*
All executive officers and directors as a group (14 persons) (16)	3,191,616	4.8%

5% Stockholders

Brown Capital Management, LLC (17) 1201 N. Calvert Street Baltimore, Maryland 21202	8,735,849	13.1%

BlackRock, Inc. (18) 55 East 52nd Street New York, New York 10022	6,048,362	9.1%

The Vanguard Group, Inc. (19) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,778,332	7.2%

Jackson Square Partners, LLC (20) 101 California Street, Suite 3750 San Francisco, California 94111	4,531,290	6.8%

*Less than 1%

(1)
This table is based upon information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 66,516,702 shares of the Company’s Common Stock outstanding as of March 4, 2016, adjusted as required by the rules promulgated by the SEC.

(2)
For purposes of determining percentages of shares beneficially owned, the Company does not include in the number of outstanding shares those shares subject to performance-based restricted awards which are not scheduled to vest within 60 days of March 4, 2016, because the holders of such shares have no voting or disposition rights with respect to the shares. All shares subject to service-based restricted stock awards, which have voting rights, are included in outstanding shares.

(3)
Shares beneficially owned by Mr. Hartley include 66,831 shares directly owned, including 8,600 shares of unvested service-based restricted stock, as well as 1,509,758 shares owned by Ross C. Hartley Family Investments LLC. In his Schedule 13D filings with the SEC, Mr. Hartley reported that he and his spouse have shared voting and dispositive power over the shares held by Ross C. Hartley Family Investments LLC and that his spouse holds a majority of the voting interest in Ross C. Hartley Family Investments LLC.

(4)
Shares beneficially owned by Mr. Herington include 756,051 shares directly owned, including 91,469 shares of unvested service-based restricted stock and 27,758 shares held for the benefit of Mr. Herington’s children.

(5)
Shares beneficially owned by Mr. Bradley include 431,128 shares directly owned, as well as 250,000 shares owned by the William F. Bradley, Jr. Charitable Remainder Trust for which Mr. Bradley is the sole trustee.

(6)	Shares beneficially owned by Mr. Kovzan include 154,222 shares directly owned, including 29,437 shares of unvested service-based restricted stock.

(7)	Shares beneficially owned by Mr. Knapp include 136,834 shares directly owned, including 33,126 shares of unvested service-based restricted stock.

(8)	Shares beneficially owned by Ms. Holland include 96,075 shares directly owned, including 28,161 shares of unvested service-based restricted stock.

(9)	Shares beneficially owned by Mr. Burtscher include 216,769 shares directly owned, including 8,600 shares of unvested service-based restricted stock.

(10)	Shares beneficially owned by Governor Wilson include 66,732 shares directly owned, including 8,600 shares of unvested service-based restricted stock.

(11)	Shares beneficially owned by Mr. Lyons include 50,053 shares directly owned, including 8,600 shares of unvested service-based restricted stock.

(12)
Shares beneficially owned by Mr. Kemper include 34,557 shares directly owned, including 8,600 shares of unvested service-based restricted stock and 10,000 shares owned by the 2012 Alexander Charles Kemper Family Irrevocable Trust for which Mr. Kemper’s spouse is the trustee.

(13)	Shares beneficially owned by Ms. Evans include 21,114 shares directly owned, including 8,600 shares of unvested service-based restricted stock.

(14)	Shares beneficially owned by Governor Henry include 21,114 shares directly owned, including 8,600 shares of unvested service-based restricted stock.

(15)	Shares beneficially owned by Ms. Arasu include 7,042 shares directly owned, which relate entirely to shares of unvested service-based restricted stock.

(16)	Shares held by all executive officers and directors as a group include 274,101 shares of unvested service-based restricted stock.

(17)
Based on information set forth in Amendment No. 9 to the Schedule 13G filed with the SEC on February 16, 2016. According to the Schedule 13G, as amended, shares beneficially owned by Brown Capital Management, LLC include 8,735,849 shares owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(18)
Based on information set forth in Amendment No. 5 to the Schedule 13G filed with the SEC on January 27, 2016. According to the Schedule 13G, shares beneficially owned by BlackRock, Inc. include 6,048,362 shares owned by various investment advisory clients of BlackRock, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(19)
Based on information set forth in Amendment No. 3 to the Schedule 13G filed with the SEC on February 11, 2016. According to the Schedule 13G, shares beneficially owned by Vanguard Group, Inc. include 4,778,332 shares owned by various investment advisory clients of Vanguard Group, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(20)
Based on information set forth in the Schedule 13G filed with the SEC on February 12, 2016. According to the Schedule 13G, shares beneficially owned by Jackson Square Partners, LLC include 4,531,290 shares owned by various investment advisory clients of Jackson Square Partners, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

The SEC requires the Company’s directors and officers, and stockholders who own more than 5% of the Company’s Common Stock, to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC and NASDAQ.  Officers and directors, and stockholders owning more than 5% of the Company’s Common Stock, must provide the Company with copies of all such forms that they file.

_________________

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL NO. 2)
_________________

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials.  This proposal, commonly referred to as a “say on pay” proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company’s compensation program.

The Company is asking stockholders to approve the 2015 compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the 2016 Annual Meeting:

“RESOLVED, that in the advisory opinion of a majority of the stockholders of the Company voting the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

At the Company’s prior Annual Meeting of Stockholders held in May 2015, a substantial majority of the votes cast on the “say on pay” resolution were voted in favor of the resolution.

As described in detail under “Compensation Discussion and Analysis” the Company’s compensation program is designed to motivate its executives to create, evolve and grow a successful company.  The Company believes that its executive compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including service-based and performance-based restricted stock that vests over a period of years), which was influenced by evaluating the executive compensation of peer companies and the broader market, rewards sustained performance that is aligned with long-term stockholder interests.  Stockholders are encouraged to read the “Executive Compensation,” “Compensation Discussion and Analysis” and “Employment Agreements and Severance Payments” sections of this Proxy Statement, the accompanying compensation tables and related narrative disclosure included in the “Compensation Tables” section of this Proxy Statement and the other compensation-related disclosure contained elsewhere in this Proxy Statement for more information regarding our executive compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will continue to consider the outcome of the vote when making future executive compensation decisions.  The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

The Board of Directors unanimously recommends that stockholders advise the Company with a vote FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

_________________

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 3)
_________________

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Although the ratification of the Audit Committee’s selection of E&Y is not required under our bylaws or other legal requirements, we are submitting the appointment of E&Y to the stockholders as a matter of good corporate practice. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment when determining the independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

Change in Accountants

During 2015, the Audit Committee initiated a competitive request for proposal process, as a matter of good governance, following 17 years of engaging PricewaterhouseCoopers LLP (“PwC”) as the Company’s principal independent registered public accounting firm. Following a comprehensive review and consideration of the proposals received from independent registered public accounting firms, the Audit Committee voted to engage E&Y as the principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2016. On October 27, 2015, the Audit Committee notified PwC that it would be dismissed as the independent registered public accounting firm of the Company effective upon the issuance by PwC of their reports on the consolidated financial statements as of and for the year ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015 included in the filing of the related Form 10-K. On December 29, 2015, the Company and E&Y formally executed an agreement, pursuant to which the Company engaged E&Y as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2016.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through February 23, 2016, the date of PwC’s audit report for those fiscal years, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such fiscal years and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2015 and December 31, 2014, neither the Company nor anyone on its behalf consulted E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Instruction 2 of Item 304 of Regulation S-K, the Company furnished PwC and E&Y a copy of the disclosures in this Proxy Statement required by Item 304(a) of Regulation S-K prior to the time the Proxy Statement was filed with the SEC. In the event that PwC or E&Y believed the disclosures were incorrect or incomplete, they were permitted to express their views in a brief statement to be included in this Proxy Statement. Neither PwC nor E&Y submitted such a statement.

Fees

Fees billed to the Company by PwC for services incurred related to fiscal year 2015 and 2014 were as follows:

	2015	2014
Audit fees	$526,800	$524,275
Audit-related fees	199,000	193,700
Tax fees	229,984	203,627
All other fees	-	-
Total fees	$955,784	$921,602

Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  Audit-related fees primarily include audits of financial statements for certain subsidiaries of the Company and audits of benefit plan financial statements and reporting standards and internal controls and attest services relating to Statement on Standards for Attestation Engagements No. 16 reports.  Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of audit, audit-related, tax and other permissible non-audit services (specifically described in appendices to the policy) that may be provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries.  Such services are pre-approved up to a specified fee limit. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its Chairman, and/or to such other members of the Audit Committee as the Chairman shall from time to time designate, to review and, if appropriate, approve in advance, any request for the independent registered public accounting firm to provide permissible services. All such pre-approvals must be reported to the Audit Committee at the next Committee meeting.

The Vice President of Internal Audit monitors services provided by the independent registered public accounting firm and overall compliance with the pre-approval policy. The Vice President of Internal Audit reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any noncompliance with the pre-approval policy to the Chairman of the Audit Committee.

The Company expects that representatives of E&Y and PwC will be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Proxies solicited by the Board will be voted in favor of ratification unless a stockholder has indicated otherwise on the proxy.  If this appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

_________________

SUBMISSION OF STOCKHOLDER PROPOSALS
_________________

A stockholder may submit a proposal for inclusion in the Company’s 2017 Proxy Statement.  In order for the proposal to be considered, the Company must receive the proposal no later than November 18, 2016.  All proposals must comply with the rules of the SEC for eligibility and type of stockholder proposal.  Stockholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

If a stockholder does not wish to submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2017 Annual Meeting, NIC’s Bylaws require that the Company receive the proposal no earlier than January 3, 2017 and not later than February 2, 2017, and that the stockholder submitting the proposal and the proposal meet certain requirements specified by the Bylaws.  Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.

_________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
_________________

Based solely on review of the copies of such reports and written representations provided to the Company, the Company believes that all required filings in 2015 were made in a timely fashion.

_________________

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
_________________

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Art. N. Burtscher, Venmal (Raji) Arasu, C. Brad Henry, Alexander C. Kemper, and Pete Wilson) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company’s executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as the Company’s director.

_________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
_________________

Policy and Procedures with Respect to Related Person Transactions

NIC has adopted a written policy governing the review, approval or ratification of “Related Person Transactions,” as described below (the “Policy”).

Related Person Transactions

For the purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a “Related Person” means: (1) any person who is, or at any time since the beginning of NIC’s last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC; (2) any person who is known to be the beneficial owner of more than 5% of any class of NIC’s voting securities; (3) any immediate family member of any of the foregoing persons (as defined in the Policy) and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Approval Procedures

Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

(1)
Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Corporate Governance and Nominating Committee (the “Committee”) of the facts and circumstances of the proposed Related Person Transaction, including certain information specified in the Policy.  The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

(2)
If the Committee determines that the proposed transaction is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

(3)
The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.  The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its stockholders, as the Committee (or the Chair) determines in good faith.

(4)	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

Under the Policy, the Company’s accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person.

In the event the Chief Executive Officer or Chief Financial Officer, or any other executive officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under the Policy:

(1)
If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its stockholders.  Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

(2)
If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account all of the relevant facts and circumstances available to the Committee or Chair, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC’s controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

At the Committee’s first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC.  Based on all relevant facts and circumstances, taking into consideration NIC’s contractual obligations, the Committee shall determine if it is in the best interests of NIC and its stockholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or non-profit organization in which a Related Person has a material interest shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair.  In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC’s named executive officers and their spouses to charitable or non-profit organizations identified on the roster of Related Persons.

Disclosure

All Related Person Transactions that are required to be disclosed in NIC’s filings with the SEC, as required by the Securities Act of 1933 and the Exchange Act and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

_________________

OTHER BUSINESS
_________________

The Board of Directors knows of no other business which will be presented at the meeting.  If any other business is properly brought before the Annual Meeting, the proxy holders will have discretionary authority to vote on any such other business.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

William Van Asselt
General Counsel
Olathe, Kansas
March 18, 2016

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date (the cut-off date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIC Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDEES
Please bring this Notice and a suitable form of personal photo identification for admission to the meeting. No cell phones, cameras, recording equipment or other electronic devices may be used during the meeting. For security purposes, all briefcases, purses and bags are subject to inspection.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02951-Z67479

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NIC INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

1. Election of Directors

Nominees:

01) Harry H. Herington
02) Art N. Burtscher
03) Venmal (Raji) Arasu
04) Karen S. Evans
05) Ross C. Hartley
06) C. Brad Henry
07) Alexander C. Kemper
08) William M. Lyons
09) Pete Wilson

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees listed in item 1 and FOR items 2 and 3.** If any other matters properly come before the meeting, the persons in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please add your title as such. Joint owners should each sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 3, 2016:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

E02952-Z67479

NIC INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2016 AT 10:00 A.M.

The undersigned stockholder(s) hereby appoint Harry H. Herington and Stephen M. Kovzan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. CDT on May 3, 2016, at Embassy Suites by Hilton Kansas City/Olathe, 10401 S. Ridgeview Rd., Olathe, KS 66061, and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side